                                  PENNSYLVANIA
                                  FULL SERVICE
                                      LEASE

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                    Landlord

                                       and

                                 ICT GROUP, INC.

                                     Tenant

                    for _______ Lindenhurst Road, Newtown, PA

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   SUMMARY OF DEFINED TERMS..................................................1
2.   PREMISES..................................................................3
3.   TERM......................................................................3
4.   CONSTRUCTION BY TENANT....................................................4
5.   FIXED RENT; SECURITY DEPOSIT..............................................6
6.   ADDITIONAL RENT...........................................................8
7.   ELECTRICITY CHARGES......................................................12
8.   SIGNS; USE OF PREMISES AND COMMON AREAS..................................13
9.   ENVIRONMENTAL MATTERS....................................................14
10.  TENANT'S ALTERATIONS.....................................................16
11.  CONSTRUCTION LIENS.......................................................17
12.  ASSIGNMENT AND SUBLETTING................................................17
13.  LANDLORD'S RIGHT OF ENTRY................................................21
14.  REPAIRS AND MAINTENANCE..................................................21
15.  INSURANCE; SUBROGATION RIGHTS............................................22
16.  INDEMNIFICATION..........................................................24
17.  QUIET ENJOYMENT..........................................................24
18.  FIRE DAMAGE..............................................................25
19.  SUBORDINATION; RIGHTS OF MORTGAGEE.......................................26
20.  CONDEMNATION.............................................................27
21.  ESTOPPEL CERTIFICATE.....................................................28
22.  DEFAULT..................................................................28
23.  LANDLORD'S LIEN..........................................................33
24.  LANDLORD'S REPRESENTATIONS AND WARRANTIES................................33
25.  SURRENDER................................................................33
26.  RULES AND REGULATIONS....................................................34
27.  GOVERNMENTAL REGULATIONS.................................................34
28.  NOTICES..................................................................35
29.  BROKERS..................................................................35
30.  CHANGE OF BUILDING/PROJECT NAME..........................................35
31.  LANDLORD'S LIABILITY.....................................................35
32.  AUTHORITY................................................................36
33.  NO OFFER.................................................................36
34.  RENEWAL..................................................................36
35.  ROOF RIGHTS..............................................................36
36.  RELOCATION...............................................................36
37.  MISCELLANEOUS PROVISIONS.................................................37
38.  WAIVER OF TRIAL BY JURY..................................................39
39.  CONSENT TO JURISDICTION..................................................40
40.  UNTENANTABILITY OF PREMISES..............................................41
41.  RIGHT TO PURCHASE........................................................41
42.  RIGHT OF FIRST OFFER TO PURCHASE.........................................43

EXHIBITS

EXHIBIT "A"      -    PLAN OF PREMISES
EXHIBIT "A-1"    -    LEGAL DESCRIPTION OF PROJECT
EXHIBIT "B"      -    CONFIRMATION OF LEASE TERM
EXHIBIT "C"      -    RULES AND REGULATIONS
EXHIBIT "D"      -    CLEANING SPECIFICATIONS
EXHIBIT "E"      -    BASE BUILDING SPECIFICATIONS
EXHIBIT "F"      -    FORM LETTER OF CREDIT
EXHIBIT "G"      -    WORK LETTER

                                      LEASE

         THIS LEASE ("Lease") entered into as of the 23rd day of January, 2001, between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord") and ICT GROUP, INC., a Pennsylvania corporation, with its principal place of business at ____ Lindenhurst Road, Newtown, PA ("Tenant").

                                   WITNESSETH

         In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

         1. SUMMARY OF DEFINED TERMS.

            The following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:

            (a) "Building": The Building located at ______ Lindenhurst Road, Newtown, PA 18940 as shown on the plan attached hereto as Exhibit "A" and made a part hereof.

            (b) "Project": The Building, the land consisting of 14.4052 and all other improvements located at ______ Lindenhurst Road, Newtown, PA 18940 as more fully described on Exhibit "A-1" attached hereto and made a part hereof.

            (c) "Premises": Suites No. 100, 200 and 300 containing approximately 102,000 square feet of the first, second and third floors of the Building.

            (d) "Term": From the Commencement Date for a period of 180 months.

            (e) "Fixed Rent":

                                                               MONTHLY                      ANNUAL
LEASE YEAR                  RENT PER S.F.*                     INSTALLMENTS                 FIXED RENT
----------                  --------------                     ------------                 ----------

Months 1-12                 $22.80 plus electric               $193,800.00                  $2,325,600.00

Months 13-24                $23.26 plus electric               $197,676.00                  $2,372,112.00

Months  25-36               $23.72 plus electric               $201,629.52                  $2,419,554.24

Months 37-48                $24.20 plus electric               $205,662.11                  $2,467,945.32

Months 49-60                $24.68 plus electric               $209,775.35                  $2,517,304.20

Months 61-72                $25.17 plus electric               $213,970.86                  $2,567,650.32

Months 73-84                $25.68 plus electric               $218,250.28                  $2,619,003.36



                                                               MONTHLY                      ANNUAL
LEASE YEAR                  RENT PER S.F.*                     INSTALLMENTS                 FIXED RENT
----------                  --------------                     ------------                 ----------

Months 85-96                $26.19 plus electric               $222,615.28                  $2,671,383.36

Months 97-108               $26.71 plus electric               $227,067.59                  $2,724,811.08

Months 109-120              $27.25 plus electric               $231,608.94                  $2,779,307.38

Months 121-132              $27.79 plus electric               $236,241.12                  $2,834,893.44

Months 133-144              $28.35 plus electric               $240,965.94                  $2,891,591.28

Months 145-156              $28.92 plus electric               $245,785.26                  $2,949,423.12

Months 157-168              $29.49 plus electric               $250,701.00                  $3,008,412.00

Months 169-180              $30.08 plus electric               $255,715.00                  $3,068,580.00

*        Subject to adjustment as set forth in Article 14(g)

            (f) "Security Deposit": $100,000.

            (g) "Commencement Date": See Article 3.

            (h) "Tenant's Allocated Share": 100%; Base Amount: $5.50/sf.

            (i) "Rentable Area": Premises 102,000 sq. ft. Building
102,000 sq. ft.

            (j) "Permitted Uses": Tenant's use of the Premises shall be limited to general office use, including but not limited to, telemarketing use. Tenant's rights to use the Premises shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building.

            (k) "Broker": Insignia/ ESG.

            (l) "Notice Address/Contact"

         Tenant:  Prior to Commencement:
                  ICT Group, Inc.
                  800 Town Center Drive
                  Langhorne, PA 19047
                  Attention:  John J. Brennan, President and
                              Vincent M. Dadamo, General Counsel

                           After Commencement:
                           ICT Group, Inc.
                           ____ Lindenhurst Road
                           Newtown, PA 18940
                           Attention:       John J. Brennan, President and
                                            Vincent M. Dadamo, General Counsel

         Landlord:         Brandywine Operating Partnership, L.P.
                           14 Campus Blvd., Suite 100
                           Newtown Square, Pennsylvania  19073
                           Attention:       Brad A. Molotsky, General Counsel

         with a copy to:
                           Brandywine Realty Trust
                           14 Campus Blvd., Suite 100
                           Newtown Square, Pennsylvania  19073
                           Attention:       Anthony Nichols, Jr.

            (m) "Tenant's North American Industry Classification Number":
________

            (n) "Additional Rent": All sums of money or charges required to be paid by Tenant under this Lease other than Fixed Rent, whether or not such sums or charges are designated as "Additional Rent".

            (o) "Rent": All Annual Fixed Rent, monthly installments of Annual Fixed Rent, Fixed Rent and Additional Rent payable by Tenant to Landlord under this Lease.

         2. PREMISES. Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises for the Term, upon the provisions, conditions and limitations set forth herein.

         3. TERM The Term of this Lease shall commence (the "Commencement Date") on the date which is the earlier of (i) when Tenant, with Landlord's prior consent, assumes possession of the Premises, or (ii) upon Substantial Completion of the Tenant Improvements (as defined in Article 4 below). The Tenant Improvements (as hereinafter defined) shall be deemed "Substantially Completed" when they have been completed to the extent that the Premises may be occupied by Tenant for its Permitted Uses. The Term shall expire on the last day of the month which is 180 months from the Commencement Date. The Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit "B". If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord's determination of such dates shall be deemed accepted. Notwithstanding the first sentence of this Article 3, in the event Tenant chooses to construct the Tenant Improvements under Article 4 and the Work Letter, the Commencement Date shall be the earlier of (i) the date Tenant assumes occupancy of the Premises for its Permitted Uses or (ii) 165 days following the Landlord Delivery Date (as defined in the Work Letter).

         4. CONSTRUCTION BY LANDLORD. Landlord shall construct the Building in accordance with base building specifications to be attached hereto as Exhibit "E" and the work letter attached hereto as Exhibit "G" ("Work Letter") (collectively, the "Landlord's Work").

         Landlord shall construct and do such other work to the Premises (collectively, the "Tenant Improvements") in substantial conformity with the plans and outline specifications of the plan prepared by Cathers and Associates. The Tenant Improvements shall be constructed in accordance with the Work Letter. Landlord shall only be responsible for payment of a maximum cost of $2,856,000 of which $204,000 may be used for moving expenses and $102,000 may be used for Tenant's architectural services (the "Tenant Allowance"), all such costs in excess thereof to be borne by Tenant, and shall be paid to Landlord within ten
(10) days of delivery of an invoice and reasonable documentation therefor. If any material revision or supplement to Tenant Improvements is deemed necessary by Landlord, those revisions and supplements shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed. If Landlord shall be delayed in such "substantial completion" as a result of (i) Tenant's failure to furnish plans and specifications within the time frame stated in the Work Letter; (ii) Tenant's request for materials, finishes or installations other than Landlord's standard; (iii) Tenant's changes in said plans; (iv) the performance or completion of any work, labor or services by a party employed by Tenant; or (v) Tenant's failure to approve final plans, working drawings or reflective ceiling plans within the time frame stated in the Work Letter; then the commencement of the Term of this Lease and the payment of Fixed Rent hereunder shall be accelerated by the number of days of such delay. If any change, revision or supplement to the scope of the Tenant Improvements is requested by Tenant or if Tenant fails to provide information or cooperation required by Landlord in connection with Tenant Improvements within the time periods required (each, a "Tenant's Delay") then such occurrence shall not change the Commencement Date of the Term and shall not alter Tenant's obligations under this Lease. Notwithstanding anything to the contrary stated in
Section 3(a) above, the Term shall commence on the date the Premises would have been delivered to Tenant but for Tenant's Delay. Tenant shall be solely responsible for all reasonably documented and invoiced expenses which increase the costs incurred in connection with a Tenant requested change in the scope of the Landlord Work (including the finishes set forth therein).

         Landlord will endeavor to Substantially Complete the Tenant Improvements by February 1, 2002 ("Targeted Date"). In the event the Tenant Improvements are not Substantially Completed within two months of the Targeted Date ("Outside Date") for any reason other than Tenant Delay or Force Majeure, Fixed Rent during the Term shall be abated day for day for each day after the Outside Date the Premises are not Substantially Completed.

         5. FIXED RENT; SECURITY DEPOSIT.

Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth in Section 1(e), in advance on the first business day of each calendar month during the Term by (i) check sent to Brandywine Realty Service Corporation, P.O. Box 8538-363, Philadelphia, PA 19171 or (ii) wire transfer of immediately available funds to the account at First Union National Bank, account no. 2030000359075; such transfer to be confirmed to Brandywine Realty Services Corporation accounting department (610/325-5622 - fax) by written facsimile with ABA routing number 031000503. Fixed Rent shall not commence nor be due and owing until the Commencement Date. Notwithstanding the immediately preceding sentence, the first full month's installment and the Security Deposit shall be paid upon the execution of this Lease.

            (a) In the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the terms of this Lease are not paid to Landlord when due, Tenant shall also pay as Additional Rent a service and handling charge equal to five (5%) percent of the total payment then due. The aforesaid late fee shall begin to accrue on the first day following a payment due date, irrespective of any cure period granted hereunder. This provision shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any default by Tenant.

            (b) Tenant shall be required to pay a Security Deposit of $100,000 under this Lease (the "Collateral"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. Upon execution hereof, Tenant shall pay the Security Deposit to Landlord in the form of (i) cash to be held in a non-interest bearing account or (ii) an irrevocable letter of credit in the amount of $100,000 in substantially the form attached hereto as Exhibit "F". The letter of credit shall name Landlord as the beneficiary thereof and shall be issued by a bank approved by Landlord.

            (c) No interest shall be paid to Tenant on the Collateral, and Landlord shall have the right to commingle the Collateral with other Security Deposits held by Landlord. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in this Lease. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to deposit cash or a new letter of credit with the Landlord in an amount sufficient to restore the Collateral to its original amount. In addition to the foregoing, if Tenant defaults more than twice in its performance of a monetary obligation under this Lease, irrespective of whether such default is cured, Landlord may require Tenant to increase the Collateral to the greater of twice the (i) Fixed Rent paid monthly, or (ii) the initial amount of the Collateral.

            (d) If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Collateral. Upon the return of the Collateral, or the remaining balance thereof, to the original Tenant or any successor to the original Tenant, Landlord shall be completely relieved of liability with respect to the Collateral.

            (e) In the event of a transfer of the Project or the Building, Landlord shall transfer the Collateral to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Collateral. Upon the assumption of such Collateral by the transferee, Tenant agrees to look solely to the new landlord for the return of said Collateral, and the provisions hereof apply to every transfer or assignment made of the Collateral to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Collateral and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

         6. ADDITIONAL RENT.

            (a) Commencing on the Commencement Date, and in each calendar year thereafter during the Term (as same may be extended), Tenant shall pay to Landlord, Tenant's Allocated Share of the following charges ("Recognized Expenses"), without deduction or set off except as otherwise specifically set forth herein, to the extent such Recognized Expenses exceed Base Amount of $5.50/s.f.

                  (1) Insurance Premiums. All reasonable premiums paid or payable by Landlord for insurance with respect to the Project as follows: (a) fire and extended coverage insurance (including demolition and debris removal);
(b) insurance against Landlord's rental loss or abatement (but not including business interruption coverage on behalf of Tenant), from damage or destruction from fire or other casualty; (c) Landlord's comprehensive liability insurance (including bodily injury and property damage) and boiler insurance; and (d) such other insurance as Landlord or any reputable mortgage lending institution holding a mortgage on the Premises may require ("Insurance Premiums").

If the coverage period of any of such insurance obtained by Landlord commences before or extends beyond the Term or if such insurance is provided under a blanket policy, the premium therefore shall be prorated to the Term. If any such insurance is provided by blanket coverage, the part of the premium allocated to the Project shall be equitably determined by Landlord but shall not exceed the amount of premium due if insurance was provided by a policy only insuring the Project. Should Tenant's occupancy or use of the Premises at any time change and thereby cause an increase in such insurance premiums on the Premises, Building and/or Project, Tenant shall pay to Landlord the entire amount of such reasonably documented increase, however, Tenant shall not be responsible for increases of insurance premiums on the Premises, Building and/or Project caused by other tenants in the Building.

                  (2) Operating Expenses. All costs and expenses related to the Project incurred by Landlord, including, but not limited to:

            (a) All costs and expenses, without taking into account discounts or rebates, related to the operation of the Building and Project, including, but not limited to, lighting, cleaning the Building exterior and common areas of the Building interior, trash removal and recycling, repairs and maintenance of the roof and storm water management system, on-going maintenance of fire suppression and alarm systems, utilities benefiting the common areas ("Utilities"), removing snow, ice and debris and maintaining all landscape areas, (including replacing and replanting flowers, shrubbery and trees), maintaining and repairing all other exterior improvements on the Project, all repairs and compliance costs necessitated by laws enacted or which become effective after the date hereof (including, without limitation, any additional regulations or requirements enacted after the date hereof regarding the Americans With Disabilities Act (as such applies to the Project or common areas but not to any individual tenant's space), if applicable) required of Landlord under applicable laws, rules and regulations and policing and regulating traffic to and from the Project.

            (b) All costs and expenses incurred by Landlord for environmental testing, sampling or monitoring required by statute, regulation or order of governmental authority, except to the extent the foregoing is necessitated by the spilling or depositing of any hazardous substance on the Project by Landlord or any tenant of the Building.

            (c) Any other expense or charge (including reasonably allocated general and administrative charges) which would typically be considered an expense of maintaining, operating or repairing the Project under generally accepted accounting principles.

            (d) Management fee not to exceed five (5%) percent of Fixed Rent which is applicable to the overall operation of the Project. It is expressly understood that legal fees incurred in an action against an individual tenant shall not be deemed includable as an operating expense pursuant to this provision.

            (e) Capital expenditures and capital repairs and replacements shall be included as operating expenses solely to the extent of the amortized costs of same over the useful life of the improvement in accordance with generally accepted accounting principles.

         Notwithstanding the foregoing, the term "Recognized Expenses" shall not include any of the following:

            (a) Repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain;

            (b) Leasing commissions, accountants', consultants', auditors or attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord's title to or interest in the real property or any part thereof;

            (c) Costs incurred by Landlord in connection with construction of the Building and related facilities, the correction of latent defects in construction of the Building or the discharge of Tenant Improvements;

            (d) Costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating the Building or space for other tenants or other occupants or vacant space;

            (e) Costs of any items or services sold or provided to tenants (including Tenant) for which Landlord is reimbursed by such tenants;

            (f) Depreciation and amortization;

            (g) Costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease;

            (h) The cost for supplies, utilities or other materials, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis without taking into effect volume discounts or rebates offered to Landlord as a portfolio purchaser;

            (i) Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent;

            (j) Ground rents or rentals payable by Landlord pursuant to any over-lease;

            (k) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

            (l) Costs incurred in managing or operating any "pay for" parking facilities within the Project;

            (m) Expenses resulting from the negligence or willful misconduct of Landlord;

            (n) Any fines or fees for Landlord's failure to comply with governmental, quasi-governmental, or regulatory agencies' rules and regulations; and

            (o) Legal, accounting and other expenses related to Landlord's financing, re-financing, mortgaging or selling the Building or the Project.

                  (3) Taxes. Taxes shall be defined as all taxes, assessments and other governmental charges ("Taxes"), including special assessments for public improvements or traffic districts which are levied or assessed against the Project during the Term to the extent such Taxes are properly allocable to the Term or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby. Nothing herein contained shall be construed to include as Taxes: (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder.

                  (b) Tenant shall pay, in monthly installments in advance, on account of Tenant's Allocated Share of Recognized Expenses and Taxes, the estimated amount of the increase of such Recognized Expenses and Taxes for such year in excess of the Base Amount as determined by Landlord in its reasonable discretion and as set forth in a notice to Tenant, such notice to include the basis for such calculation. Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a "Lease Year"), or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses and Taxes in excess of the Base Amount and shall indicate what Tenant's projected share of Recognized Expenses and Taxes shall be. Said amount shall be paid in equal monthly installments in advance by Tenant as Additional Rent commencing January 1 of the applicable Lease Year.

                  (c) If during the course of any Lease Year, Landlord shall have reason to believe that the Recognized Expenses and Taxes shall be different than that upon which the aforesaid projections were originally based, then Landlord, one time in any calendar year, shall be entitled to adjust the amount by reallocating the remaining payments for such year, for the months of the Lease Year which remain for the revised projections, and to advise Tenant of an adjustment in future monthly amounts to the end result that the Recognized Expenses and Taxes shall be collected on a reasonably current basis each Lease Year.

                  (d)      Intentionally omitted.

                  (e) By April 30th of each Lease Year or as soon thereafter as administratively available, Landlord shall send to Tenant a reasonably detailed statement of actual expenses incurred for Recognized Expenses and Taxes ("Recognized Expenses Statement") for the prior Lease Year showing the Allocated Share due from Tenant. Landlord shall use its reasonable efforts to provide Tenant with the aforesaid statements on or before April 30 of each Lease Year; provided, if Landlord does not furnish Tenant with an Recognized Expenses Statement for any calendar year during the Term, within twenty-four (24) months of the end of each calendar year and within twelve (12) months from the date of expiration or earlier termination of this Lease, then (a) Landlord shall no longer have the right to deliver an Recognized Expenses Statement for such calendar year for the purpose of collecting a deficiency for said calendar year,
(b) Landlord shall still be obligated to deliver an Recognized Expenses

Statement for such calendar year if there is an overpayment by Tenant for such calendar year. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses and Taxes until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future payments on account of Recognized Expenses and Taxes, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt. In the event Landlord is refunded Taxes during the Term, Landlord shall pass that refund to Tenant, and this obligation shall survive the expiration or earlier termination of the Lease.

                  (f) Each of the Recognized Expenses and Tax amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies in the Lease therefor as well as at law or in equity.

                  (g) If this Lease terminates other than at the end of a calendar year, Landlord's annual estimate of Recognized Expenses and Taxes shall be accepted by the parties as the actual Recognized Expenses and Taxes for the year until Landlord provides Tenant with an actual statement in accordance with subsection 6(d) above.

                  (h) Tenant shall have the right, at its sole cost and expense, to audit or have its appointed accountant audit Landlord's records related to Recognized Expenses within 120 days of the date Tenant receives a Recognized Expenses Statement provided that any such audit may not occur more frequently than once each calendar year nor apply to any year prior to the year to which the most recently received Recognized Expenses Statement pertains. In the event Tenant's audit discloses any discrepancy, Landlord and Tenant shall use their best efforts to resolve the dispute and make an appropriate adjustment, failing which, they shall submit any such dispute to arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association in Philadelphia, Pennsylvania. The decision rendered in such arbitration shall be final, binding and non-appealable. The expenses of arbitration, other than individual legal and accounting expenses which shall be the respective parties' responsibility, shall be divided equally between the parties. In the event, by agreement or as a result of an arbitration decision, it is determined that the actual Recognized Expenses were more or less than those claimed by the Landlord by more than ten percent (10%), then the actual, reasonable hourly costs to Tenant of Tenant's audit (including legal and accounting costs) shall be reimbursed by Landlord. Tenant agrees not to utilize a contingent fee auditor. In the event it is determined by arbitration that the actual Recognized Expenses exceeded those claimed by the Landlord by more or less than ten percent (10%), due to the negligence or willful misconduct of Landlord, then Tenant shall be entitled to recover its actual and reasonable damages caused by such negligence or intentional misconduct.

         7. ELECTRICITY CHARGES. Tenant shall make arrangements with the electric utility company to provide, in Tenant's name electricity necessary for Tenant's use of the Premises, and Tenant shall cause such utility to be separately metered, to the extent possible. Tenant shall pay directly to the company furnishing utility service the cost of all service connection fees and the cost of all utilities consumed throughout the Term. In the event that Tenant fails to pay in a timely manner any sum required under this Section, Landlord shall have the right, but not the obligation, to pay any such sum. Any sum so paid by Landlord shall be deemed to be owing by Tenant to Landlord and due and payable as Additional Rent within five (5) days after demand therefor. Tenant's obligations for the payment of the costs incurred for utilities that serve the Premises prior to the termination of this Lease shall survive termination hereof.

         8. SIGNS; USE OF PREMISES AND COMMON AREAS.

            (a) Landlord shall provide Tenant with standard identification signage on all Building directories. Subject to applicable municipal and township requirements and approvals, and Landlord's prior approval as to type, size, location, design, lighting, air structural and aesthetic features, Tenant shall have the right to (i) be included on the ground mounted complex signage along Lindenhurst Road and (ii) request that Landlord install facade signs on the Building, with such facade signs to bear the name of the Tenant and the cost of all signage to be borne by Tenant or paid out of the Tenant Allowance . No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project.

            (b) Tenant may use and occupy the Premises only for the express and limited purposes stated in Article 1(j) above; and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord; provided that Tenant's right to so use and occupy the Premises shall remain expressly subject to the provisions of "Governmental Regulations", Article 28 herein. Subject to the last paragraph of Section 10 below, no machinery or equipment shall be permitted that shall cause vibration, noise or disturbance beyond the Premises.

            (c) Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators therein, bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant's sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

            (d) Tenant shall not install in or for the Premises, without Landlord's prior written approval, which approval shall not be unreasonably withheld, any equipment which requires more electric current than Landlord is required to provide under this Lease, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of Building common areas (interior and exterior) and the requirements of other tenants of the Building, Tenant and shall not in any event connect a greater load than such safe capacity. The electrical capacity of the Building is set forth on Exhibit "E" attached hereto and made a part hereof.

            (e) Tenant shall not commit or suffer any waste upon the Premises, Building or Project or any nuisance, or do any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Project.

            (f) Tenant shall have the right, non-exclusive and in common with others, to use the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building and all other interior common areas. Provided Tenant is the only tenant in the Building, Tenant shall also have the exclusive right to use the designated parking areas of the Project for the parking of automobiles of Tenant and its employees and business visitors, incident to Tenant's permitted use of the Premises; provided that if Tenant is not the only tenant in the Building, Landlord shall have the right to restrict or limit Tenant's utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Building. Landlord shall have the right to establish reasonable regulations, applicable to all tenants, governing the use of or access to any interior or exterior common areas; and such regulations, when communicated by written notification from Landlord to Tenant, shall be deemed incorporated by reference hereinafter and part of this Lease. Notwithstanding the foregoing, Landlord shall provide Tenant with five (5) reserved parking places.

         9. ENVIRONMENTAL MATTERS.

            (a) Hazardous Substances.

                  (i) Tenant shall not, except as provided in subparagraph (ii) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto ("CERCLA"); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; and/or (y) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x) and (y) shall be referred to as an "Applicable Environmental Law").

                  (ii) Tenant may bring to and use at the Premises, hazardous substances incidental to its normal business operations under the NAI Code referenced in paragraph 1(m) above in de minimis quantities and in accordance with all Applicable Environmental Law. Tenant shall store and handle such substances in strict accordance with all Applicable Environmental Law.

            (b) NAI Numbers.

                  (i) Tenant represents and warrants that Tenant's NAI number as designated in the North American Industry Classification System Manual prepared by the Office of Management and Budget, and as set forth in Article 1(m) hereof, is correct. Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Article 1(j).

                  (ii) Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "hazardous substances" or "hazardous waste" as such terms are defined under any Applicable Environmental Law. Tenant further covenants that it will not cause or permit to exist any "discharge" (as such term is defined under Applicable Environmental Laws) on or about the Premises.

                  (iii) In addition, upon written request of Landlord, Tenant shall cooperate with Landlord in obtaining Applicable Environmental Laws approval of any transfer of the Building. Specifically in that regard, Tenant agrees that it shall (1) execute and deliver all affidavits, reports, responses to questions, applications or other filings required by Landlord and related to Tenant's activities at the Premises, (2) allow inspections and testing of the Premises during normal business hours, and (3) as respects the Premises, perform any requirement reasonably requested by Landlord necessary for the receipt of approvals under Applicable Environmental Law, provided the foregoing shall be at no out-of-pocket cost or expense to Tenant except for clean-up and remediation costs arising from Tenant's violation of this Article 9.

            (c) Additional Terms. In the event of Tenant's failure to comply in full with this Article, Landlord may, after written notice to Tenant and Tenant's failure to cure within thirty (30) days of its receipt of such notice, at Landlord's option, perform any and all of Tenant's obligations as aforesaid and all reasonable costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable on demand and with interest at the Default Rate. The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue at the Premises unless such issue was caused by an action or omission of Tenant or its agents, employees, consultants or invitees. This Article 9 shall survive the expiration or sooner termination of this Lease for five (5) years. In the event that no such claim shall have been brought within such time frame, Tenant shall be released of any and all such liability.

            (d) Landlord Warranty. To the best of Landlord's actual knowledge, Landlord warrants that the Premises and Project are free and clear of any Hazardous Materials from Landlord's operation or any prior tenant's operation and that Landlord will indemnify Tenant from any and all contamination of the Project caused by Landlord or its agents, employees or invitees.

         10. TENANT'S ALTERATIONS. Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, "Alterations") of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld. Alterations shall be with Landlord's consent, which shall not be unreasonably withheld and be performed by Tenant, at its sole cost and expense. Landlord's consent shall not be required for the installation of any office equipment or fixtures including internal partitions which do not require disturbance of any structural elements or systems (other than attachment thereto) within the Building. Moreover, Landlord's consent shall not be required where (1) the improvement involved cost less than $50,000 each or an aggregate of $200,000 per year and (2) the same shall not affect the Building structure or systems or in any manner diminish or impair the value of the Building as a modern, first class suburban office building. If Landlord approves Tenant's Alterations or if no approval is required, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord (i) a duplicate or original policy or certificates of insurance evidencing (a) general public liability insurance for personal injury and property damage in the minimum amount of $1,000,000.00 combined single limit, (b) statutory workman's compensation insurance, and (c) employer's liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days prior written notice to Landlord and shall be in amounts and with companies satisfactory to Landlord); (ii) construction documents prepared and sealed by a registered Pennsylvania architect if such alteration is in excess of $25,000; (iii) all applicable building permits required by law; and
(iv) an executed, effective Waiver of Mechanics Liens from such contractors and all sub-contractors. Any consent by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord's mechanics or their contractors or by any other tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant's work shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any work to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant.

                  All Alterations (whether temporary or permanent in character) made in or upon the Premises (other than the Landlord Work which will remain on the Premises), either by Landlord or Tenant, shall be Landlord's property upon installation and shall remain on the Premises without compensation to Tenant unless Landlord provides written notice to Tenant to remove same at the expiration of the Lease, in which event Tenant shall promptly remove such Alterations and restore the Premises to good order and condition. All furniture, movable trade fixtures and equipment (including telephone and communication equipment system wiring and cabling) installed by Tenant, its assignees and sublessees) shall be removed by Tenant at the termination of this Lease. All such installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. If Tenant fails to remove any items required to be removed pursuant to this Article, Landlord may do so and the reasonable costs and expenses thereof shall be deemed Additional Rent hereunder and shall be reimbursed by Tenant to Landlord within fifteen (15) business days of Tenant's receipt of an invoice therefor from Landlord.

         11. CONSTRUCTION LIENS.

            (a) Tenant will not suffer or permit any contractor's, subcontractor's or supplier's lien (a "Construction Lien") to be filed against the Premises or any part thereof by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant; and if any Construction Lien shall at any time be filed against the Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such Construction Lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord's costs and expenses associated therewith (including, without limitation, reasonable legal fees), shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand with interest from the date of advance by Landlord at the Default Rate.

            (b) Nothing in this Lease, or in any consent to the making of alterations or improvements shall be deemed or construed in any way as constituting authorization by Landlord for the making of any alterations or additions by Tenant within the meaning of 49 P.S. Sections 1101-1902, as amended, or under the Contractor and Subcontractor Payment Act or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord.

         12. ASSIGNMENT AND SUBLETTING.

            (a) Subject to the remaining subsections of Article 12, except as expressly permitted pursuant to this section, Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, assign, transfer, mortgage or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void. Subject to subparagraph 12(i) below, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law or by merger, consolidation or asset sale, without the written consent of Landlord.

            (b) If, at any time Tenant desires to (1) assign this Lease or (2) sublet more than twenty percent (20%) of the Premises (20,000 square feet) or
(3) sublet for a term which would end during the last Lease Year, then Tenant shall give notice to Landlord of (i) Tenant's desire to sublet or assign and in the case of subletting (ii) the square footage proposed to be sublet and Landlord shall have thirty (30) days (the "Notice Period") after Landlord's receipt of such notice to give Tenant written notice of its election to recapture that portion of the Premises as is proposed by Tenant to be sublet (and in each case, the designated and non-designated parking spaces included in this demise, or a pro-rata portion thereof in the instance of the recapture of less than all of the Premises), and terminate this Lease with respect to the space being recaptured. If Landlord shall not exercise the foregoing right of recapture within said Notice Period, Landlord shall be deemed to have waived its right to recapture such space. Within 120 days of the expiration of said Notice Period, or, in the event Landlord does not have the right to recapture then within a reasonable time of finding a proposed subtenant or assignee, Tenant shall provide Landlord the following information regarding the proposed subtenant or assignee: the name, address and contact party for the proposed assignee or subtenant, a description of such party's business history, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), a floor plan professionally drawn to scale, depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof) and any other information Landlord may reasonably request with respect to such proposed subtenant or assignee. Landlord shall respond to Tenant's request for consent to said subletting or assignment within ten (10) business days of the date Landlord is in receipt of all of the foregoing information. In the event Landlord fails to respond with said time frame, Landlord's consent shall be deemed withheld to such sublet or assignment. Landlord shall not have a right to recapture if Tenant proposes to sublet less than twenty percent (20%) of the Premises or proposes to sublet for a term which would end prior to the last Lease Year.

            (c) If Landlord elects to recapture the Premises or a portion thereof as aforesaid, then from and after the effective date thereof as approved by Landlord, after Tenant shall have fully performed such obligations as are enumerated herein to be performed by Tenant in connection with such recapture, and except as to obligations and liabilities accrued and unperformed (and any other obligations expressly stated in this Lease to survive the expiration or sooner termination of this Lease), Tenant shall be released of and from all lease obligations thereafter otherwise accruing with respect to the Premises (or such lesser portion as shall have been recaptured by Landlord). The Premises, or such portion thereof as Landlord shall have elected to recapture, shall be delivered by Tenant to Landlord free and clear of all furniture, furnishings, personal property and removable fixtures, with Tenant repairing and restoring any and all damage to the Premises resulting from the installation, handling or removal thereof, and otherwise in the same condition as Tenant is, by the terms of this Lease, required to redeliver the Premises to Landlord upon the expiration or sooner termination of this Lease, reasonable wear and tear and damage by casualty excepted. In the event of a sublease of less than all of the Premises, the cost of erecting any required demising walls, entrances and entrance corridors, and any other or further improvements required in connection therewith, including without limitation, modifications to HVAC, electrical, plumbing, fire, life safety and security systems (if any), painting, wallpapering and other finish items as may be acceptable to or specified by Landlord, all of which improvements shall be made in accordance with applicable legal requirements and Landlord's then-standard base building specifications, shall be performed by Landlord's contractors, and shall be shared 50% by Tenant and 50% by Landlord. Upon the completion of any recapture and termination as provided herein, Tenant's Fixed Rent, Recognized Expenses and other monetary obligations hereunder shall be adjusted pro-rated based upon the reduced rentable square footage then comprising the Premises.

            (d) If Landlord provides written notification to Tenant electing not to recapture the Premises (or so much thereof as Tenant had proposed to sublease), or if Landlord does not have the right to recapture, then Tenant may proceed to market the designated space and may complete such transaction and execute an assignment of this Lease or a sublease agreement (in each case in form reasonably acceptable to Landlord) within a period of five (5) months next following Landlord's notice to Tenant that it declines to recapture such space, provided that Tenant shall have first obtained in any such case the prior written consent of Landlord to such transaction, which consent shall not be unreasonably withheld. If, however, Tenant shall not have assigned this Lease or sublet the Premises with Landlord's prior written consent as aforesaid within five (5) months next following Landlord's notice to Tenant that Landlord declines to recapture the Premises (or such portion thereof as Tenant initially sought to sublease), then in such event, Tenant shall again be required to request Landlord's consent to the proposed transaction, whereupon Landlord's right to recapture the Premises (or such portion as Tenant shall desire to sublease) shall be renewed upon the same terms and as otherwise provided in subsection (b) above.

            For purposes of this Section 12(d), and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) in Landlord's reasonable opinion, the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (ii) the proposed assignee of sublessee, in Landlord's reasonable opinion, is not reputable and of good character; (iii) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area;
(iv) Tenant is proposing a sublease at a subrental rate which is materially less, in Landlord's reasonable documented opinion, than the then fair market subrental rate for the portion of the Premises being subleased or assigned, or Tenant is proposing to assign or sublease to an existing tenant within the Building, or another prospect with whom Landlord or its partners, or their affiliates are then negotiating and the Landlord has comparable space within a two (2) mile radius of the Building to meet said party's needs; (v) the proposed assignee or sublessee will cause Landlord's existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party's business shall reasonably require more than five (5) parking spaces per 1,000 rentable square feet of floor space, or (vii) the nature of such party's proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the "Permitted Use " specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Building, or would, in Landlord's reasonable judgement, otherwise be incompatible with other tenancies in the Building.

            (e) Any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the premises by Tenant for subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including but not limited to standard leasing commissions and reasonable attorneys' fees) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the premises subject to such sublease or assignment) shall be divided evenly between Landlord and Tenant, with Landlord's portion being payable to Landlord as Additional Rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

            (f) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

            (g) In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Article 12 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

            (h) In connection with each proposed assignment or subletting of the Premises by Tenant to which Tenant must seek Landlord's consent, Tenant shall pay to Landlord (i) an administrative fee of $250 per request (including requests for a Landlord Waiver) in order to defer Landlord's administrative expenses arising from such request, plus (ii) Landlord's reasonable attorneys' fees not to exceed $2,500.

            (i) Notwithstanding anything in this Lease to the contrary, Tenant may, after notice to, but without the consent of Landlord, assign this Lease to an affiliated (i.e. an entity controlling, controlled by or under common control with Tenant) corporation of Tenant or to a corporation to which it sells or assigns all or substantially all of its assets or stock or with which it may be consolidated or merged, provided such purchasing, consolidated, merged, affiliated or subsidiary corporation shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease, shall have a net worth at least equal to $10,000,000 (each, an "Affiliate"), and it shall deliver such assumption with a copy of such assignment to Landlord within thirty (30) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.

            (j) Notwithstanding anything in this Lease to the contrary, Tenant may, after notice to, but without the consent of Landlord, sublet less than twenty percent (20%) of the Premises for a term of less than three years (which term may not end during the last two Lease Years) provided the following conditions are satisfied: (1) such subtenant's proposed business operation would not be inconsistent with the "Permitted Use " specified herein; (2) the portion of the Premises requested to be subleased would not render the balance of the Premises unleasable as a separate area; (3) the proposed subtenant is not an existing tenant within the Building, or another prospect with whom Landlord or its partners, or their affiliates are then negotiating and the Landlord has comparable space within a ten (10) mile radius of the Building to meet said party's needs and (4) each sublease is in writing and contains commercially reasonable terms, including a requirement to post a cash security deposit in the amount of not less than two months sub-rent. Tenant hereby assigns to Landlord the absolute right to all such security deposits, and Landlord hereby grants Tenant the license to hold and apply such security deposits which license shall terminate automatically upon an Event of Default.

            (k) Anything in this Article 12 to the contrary notwithstanding, no assignment or sublease shall be permitted under this Lease if Tenant is in default or has previously defaulted two (2) times during the Term in connection with any of its monetary obligations under this Lease.

         13. LANDLORD'S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (except in the case of an emergency in which case no prior notice is necessary) for the purpose of inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes; including enforcement of Landlord's rights under this Lease. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that such entry and activities shall be done, so far as practicable, so as to not unreasonably interfere with Tenant's use of the Premises and provided that Landlord shall be responsible for any negligence or willful acts in connection with such entry and activities. Provided, however, that such efforts shall not require Landlord to use overtime labor unless Tenant shall pay for the increased costs to be incurred by Landlord for such overtime labor. Landlord also shall have the right to enter the Premises at all reasonable times after giving at least twenty-four (24) house oral notice to Tenant, to exhibit the Premises to any prospective purchaser, tenant and/or mortgagee.

         14. REPAIRS AND MAINTENANCE.

            (a) Except as specifically otherwise provided in subparagraphs (b) and (c) of this Article, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition. Landlord shall replace lights, ballasts, tubes, ceiling tiles, outlets and similar equipment as required for repairs or replacement and the charge or cost associates with same shall be included as part of Recognized Expenses as set forth in Section 6. Landlord shall make such repairs or replacements to the Premises within a reasonable time of notice to Landlord. Tenant shall not use or permit the use of any portion of the Premises for outdoor storage. When used in this Article 14, the term "repairs" shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises.

            (b) Landlord, throughout the Term of this Lease and at Landlord's sole cost and expenses, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises.

            (c) Landlord shall maintain all HVAC systems, plumbing and electric systems serving the Building and the Premises with the exception of any systems installed as a Tenant Improvement or an Alteration such as supplemental HVAC equipment ("Tenant's Specialized Systems"). Tenant shall maintain Tenant's Specialized Systems at Tenant's sole cost and expense. Tenant's Allocated Share of Landlord's cost for HVAC, electric and plumbing service, maintenance and repairs, as limited under Article 6 with respect to capital expenditures, shall be included as a portion of Recognized Expenses as provided in Article 6 hereof.

            (d) Landlord, throughout the Term of this Lease, shall make all necessary repairs to the Building outside of the Premises and to the common areas, including the roof, walls, exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities in the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements for the Building; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or Landlord has actual knowledge of the need to make such repair. Tenant shall pay its Allocated Share of the cost of all repairs, as limited under Article 6 with respect to capital repairs, to be performed by Landlord pursuant to this Paragraph 14(d) as Additional Rent as provided in Article 6 hereof.

            (e) Landlord shall keep and maintain all common areas appurtenant to the Building and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. Tenant shall pay its Allocated Share of the cost of all work to be performed by Landlord pursuant to this Paragraph (e) as Additional Rent as provided in Article 6 hereof.

            (f) Notwithstanding anything herein to the contrary, repairs to the Premises, Building or Project and its appurtenant common areas made necessary by a negligent or willful act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at the sole cost and expense of Tenant, except to the extent of insurance proceeds received by Landlord.

            (g) Landlord shall provide Tenant with janitorial services for the Premises Monday through Friday of each week in accordance with the guidelines set forth in Exhibit "D" attached hereto and the Tenant shall pay its Allocated Share of the cost thereof as Additional Rent as provided in Article 6 hereof. Tenant, at it's option, on ninety days prior written notice to Landlord, may terminate Landlord's janitorial service. In the event Landlord is no longer providing such services, Fixed Rent shall decrease by $.90 per rentable square foot or the amount being billed for such services at such time, whichever is greater.

         15. INSURANCE; SUBROGATION RIGHTS.

            (a) Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, comprehensive general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $3,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured.

            (b) Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant's trade fixtures, equipment and personal property on the Premises, a policy of all risk property insurance covering the full replacement value of such property.

            (c) All insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord, Brandywine Realty Trust, Brandywine Operating Partnership, L.C., Landlord's Agent and Tenant as insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained and that premiums have been paid in full for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates, together with evidence of like paid premiums at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-X as rated in the most recent edition of Best's Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant's expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Twenty Thousand ($20,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord's prior written consent. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate or is less than commonly maintained by tenants of similar buildings in the area making similar uses.

            (d) Landlord shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including all risk perils on the Building and on the Project, (ii) builder's risk insurance for the Landlord Work to be constructed by Landlord in the Project, and (iii) comprehensive commercial liability insurance (including bodily injury and property damage) covering Landlord's operations at the Project in amounts reasonably required by the Landlord's lender or Landlord.

            (e) Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Landlord, Brandywine Realty Trust, Brandywine Operating Partnership, L.P., and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Project, Building or Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord, Brandywine Realty Trust and Brandywine Operating Partnership, L.P., or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.

         16. INDEMNIFICATION. (a) Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Operating Partnership, L.P. and Brandywine Realty Trust and their respective partners, officers, trustees, employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of the Lease, (ii) any breach or default in the performance of any obligation of Tenant's part to be performed under the terms of this Lease, and (iii) any negligence or willful act of Tenant or any of Tenant's agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Tenant's obligations shall include any case in which Landlord, Brandywine Operating Partnership, L.P. or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, in which event Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Operating Partnership, L.P., or Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord, Brandywine Operating Partnership, L.P., and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant's refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord.

            (b) Landlord shall defend, indemnify and hold harmless Tenant and its employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) any activity, work or things done, permitted or suffered by Landlord in or about the Project or elsewhere contrary to the requirements of the Lease, (ii) any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, and (iii) any negligence or willful act of Landlord or any of Landlord's agents, contractors or employees, and in case Tenant shall be made a party to any litigation commenced by or against Landlord, its agents, contractors or employees, then Landlord shall defend, indemnify and hold harmless Tenant and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Tenant in connection with such litigation, after notice to Landlord and Landlord's refusal to defend such litigation, and upon notice from Tenant shall defend the same at Landlord's expense by counsel satisfactory to Tenant. Landlord shall further indemnify and hold harmless Tenant from and against any and all third-party claims, actions, damages, liability and expense (including, without limitation, reasonable attorney's fees and disbursements) which may be imposed upon or incurred by or asserted against Tenant by reason of loss of life, personal injury and/or damage to property occurring in or about, or arising out of, the Premises, adjacent sidewalks and loading platforms or areas and common areas appurtenant to the Building occasioned by reason of any act or omission of Landlord, its agents, contractors or employees.

         17. QUIET ENJOYMENT. Provided Tenant is not in default of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this Lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.

         18. FIRE DAMAGE.

            (a) Except as provided below, in case of damage to the Premises by fire or other insured casualty, Landlord shall repair the damage. Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, except for delays due to Force Majeure (as defined in Section 37), provided however, that Landlord shall notify Tenant within five (5) business days following the onset of a Force Majeure event.

            (b) Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord's reasonable judgment (to be communicated to Tenant promptly but in any event within thirty (30) days from the date of the casualty), the repair and restoration work would require more than one hundred eighty (180) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) if more than thirty (30%) percent of the total area of the Building is extensively damaged, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within ten (10) days of Tenant's receipt of the notice from Landlord described above. Such notice is to specify a termination date no less than fifteen (15) days after its transmission.

            (c) If the insurance proceeds received by Landlord as dictated by the terms and conditions of any financing then existing on the Building, (excluding any rent insurance proceeds) would not be sufficient to pay for repairing the damage or are required to be applied on account of any mortgage which encumbers any part of the Premises or Building, or if the nature of loss is not covered by Landlord's fire insurance coverage, Landlord may elect either to (i) repair the damage as above provided notwithstanding such fact or (ii) terminate this Lease by giving Tenant notice of Landlord's election as aforesaid.

            (d) In the event Landlord has not completed restoration of the Premises within one hundred eighty (180) days from the date of casualty (subject to delay due to Force Majeure as set forth in subsection 18(a) above, Tenant may terminate this Lease by written notice to Landlord within thirty (30) days following the expiration of such 180 day period (as extended for reasons beyond Landlord's control as provided above) unless, within thirty (30) business days following receipt of such notice, Landlord has substantially completed such restoration and delivered the Premises to Tenant for occupancy. Notwithstanding the foregoing, in the event Tenant is responsible for the aforesaid casualty, Tenant shall not have the right to terminate this Lease if Landlord is willing to rebuild and restore the Premises.

            (e) In the event of damage or destruction to the Premises or any part thereof, Tenant's obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated as of the date of such fire or other casualty. Such equitable adjustment or abatement shall take into account whether Tenant is able to operate its business for it Permitted Uses at the Premises.

         19. SUBORDINATION; RIGHTS OF MORTGAGEE.

            (a) This Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, provided, however, that so long as Tenant or its successors or assigns is not in default under any of the provisions of this Lease: (i) the interest of Tenant and its successors, assigns and subtenants under this Lease shall not be diminished or interfered with, (ii) Tenant, its successors, assigns and subtenants may remain undisturbed and in quiet possession under this Lease, and
(c) no such rights shall be disturbed by any proceeding taken by the mortgagee against Landlord or by foreclosure by the mortgagee. Tenant further agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and such further instrument or instruments of attornment as shall be reasonably requested by any mortgagee or proposed mortgagee or by or by a ground lessor, licensor or party to an agreement under any such ground lease, license or agreement, respectively. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.

            (b) In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the "Mortgagee") now or hereafter placed upon the Premises, Building and/or Project, notice as may be reasonably required by such Mortgagee.

            Landlord shall use its best efforts to deliver a subordination, attornment and nondisturbance agreement ("Nondisturbance Agreement") from each future Landlord's Mortgagee, on each such mortgagee's standard form, which shall provide, inter alia, that the leasehold estate granted to Tenant under this Lease will not be terminated or disturbed by reason of the foreclosure of the mortgage held by Landlord's Mortgagee, so long as Tenant shall not be in default under this Lease and shall pay all sums due under this Lease without offsets or defenses thereto, except as specifically set forth herein, and shall fully perform and comply with all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and/or complied with, and in the event a future mortgagee or its respective successor or assigns shall enter into and lawfully become possessed of the Premises covered by this Lease and shall succeed to the rights of Landlord hereunder, Tenant will attorn to the successor as its landlord under this Lease and, upon the request of such successor landlord, Tenant will execute and deliver an attornment agreement in favor of the successor landlord.

         20. CONDEMNATION.

            (a) If more than twenty (20%) percent of the floor area of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall, at either party's option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.

            (b) If less than twenty (20%) percent of the floor area of the Premises is taken or if neither Landlord nor Tenant have elected to terminate this Lease pursuant to the preceding sentence, Landlord shall do such work as may be reasonably necessary to restore the portion of the Premises not taken to tenantable condition for Tenant's uses provided however, if Landlord determines that the net award/damages available for restoration of the Premises, Building and/or Project will not be sufficient to pay the cost of restoration, or if the condemnation damage award is required to be applied on account of any mortgage which encumbers any part of the Premises, Building and/or Project, Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice specifying the termination date which shall be the date title to the condemned real estate vests in the condemnor.

            (c) If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term.

            (d) If a part or all of the Premises shall be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto other than Tenant's damages associated with moving, storage, equipment, trade fixtures, stationary and relocation; and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation of all or a part of the Premises or the leasehold estate.

         21. ESTOPPEL CERTIFICATE. Each party agrees at any time and from time to time, within ten (10) days after the other party's written request, to execute, acknowledge and deliver to the other party a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), and the dates to which Rent,

Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the Project or any mortgagee thereof or any assignee of Landlord's interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof.

         22. DEFAULT.

            (a) If:

                  (i) Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due; provided, however, Tenant shall have a five
(5) business day cure period for Fixed Rent and Additional Rent to make such payment without creating a default.

                  (ii) Tenant fails to observe or perform any of Tenant's other non-monetary agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default,

                  (iii) Tenant makes any assignment for the benefit of creditors,

                  (iv) a petition is filed or any proceeding is commenced against Tenant or by Tenant under any federal or state bankruptcy or insolvency law and such petition or proceeding is not dismissed within ninety (90) days,

                  (v) a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease,

                  (vi) any attachment or execution against a substantial part of Tenant's assets or of Tenant's interests in this Lease remains unstayed or undismissed for a period of more than twenty (20) days, or

                  (vii) a substantial part of Tenant's assets or of Tenant's interest in this Lease is taken by legal process in any action against Tenant, then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder.

            If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, the rights and remedies set forth therein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event(s) of Default has been cured by Tenant in all respects.

            (b) Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Fixed Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord's option, any other Additional Rent to the extent that such Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

            Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by notice to Tenant, (i) to terminate Tenant's further right to possession of the Premises and (ii) to terminate this Lease under subparagraph (b) below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord's termination of possession or termination of this Lease shall be applied by Landlord against Tenant's obligations owing to Landlord, as determined by the applicable provisions of subparagraphs (c) and (d) below.

            (c) Termination of Lease. By notice to Tenant, Landlord shall have the right to terminate this Lease as of a date specified in the notice of termination, which termination date shall be at least thirty (30) days from the date of Tenant's receipt of such notice, and in such case, Tenant's rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord's damages and Tenant's liabilities arising prior to, out of and following the Event of Default and the ensuing termination.

            Following such termination and the notice of same provided above (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any additional notice to quit or any other further notice, with legal process or proceedings, and in so doing Landlord may remove Tenant's property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord's consent which expressly permitted Tenant to not remove the same upon expiration of the Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.

            (d) Tenant's Continuing Obligations/Landlord's Reletting Rights.

                  (1) Unless and until Landlord shall have terminated this Lease under subparagraph (b) above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term to the early termination date; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses, damages and expenses, including reasonable attorneys' fees, as Landlord incurs because of any Event of Default having occurred.

                  (2) If Landlord either terminates Tenant's right to possession without terminating this Lease or terminates this Lease and Tenant's leasehold estate as above provided, then, subject to the provisions below, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate. Landlord agrees, however, to use reasonable efforts to mitigate its damages, provided that Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in like manner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Building is a part or another property owned by Landlord or its partners or affiliates within a two (2) mile radius of the Building. If Landlord relets the Premises after such a default, the costs recovered from Tenant shall be reallocated to take into consideration any additional rent which Landlord receives from the new tenant which is in excess to that which was owed by Tenant.

            (e) Landlord's Damages.

                  (1) The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:

                           (A) all Fixed Rent and Additional Rent accrued and
unpaid as of the termination date; and

                           (B) (i) all costs and expenses incurred by Landlord
in recovering possession of the Premises, including removal and storage of Tenant's property, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (iii) the costs of reletting commissions; and

                           (C) all Fixed Rent and Additional Rent (to the extent
that the amount(s) of Additional Rent has been then determined) otherwise payable by Tenant over the remainder of the Term as reduced to present value.

Less deducting from the total determined under subparagraphs (A), (B) and (C) all Rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

                  (2) The damage sums payable by Tenant under the preceding provisions of this paragraph (d) shall be payable on demand from time to time as the amounts are determined; and if from Landlord's subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be promptly refunded by Landlord to Tenant, without interest.

                  (3) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

            (f) Landlord's Right to Cure. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without being required to give Tenant any notice or opportunity to cure, may (but shall not be obligated to do so), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys' fees and other legal expenses, together with interest at 10% per annum Rate from the dates of Landlord's incurring of costs or expenses.

            Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law to the extent the same conflict with any other provision set forth herein, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

            (g) Additional Remedies. In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

                  (i) WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

            In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

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


            ____________(INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

            (h) Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of four (4%) percent over the then Prime Rate as published daily under the heading of "Money Rates" in The Wall Street Journal, unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply (the "Default Rate").

            (i) Landlord's Statutory Rights. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant's obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

            (j) Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

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

            (k) No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord's undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord's rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord's receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant's previous default.

         23. LANDLORD'S LIEN. In addition to any applicable common law or statutory lien, none of which are to be deemed waived by Landlord, Landlord shall have, at all times, and Tenant has or shall hereby grant to Landlord, a valid lien and security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Landlord covenants and agrees to subordinate the lien granted hereunder to any commercial lender which Tenant grants a security interest. Upon the occurrence of an Event of Default by Tenant, but subject to Tenant's lender rights, if any, after the expiration of all stated notice and cure periods, Landlord may, in addition to any other remedies provided herein, peaceably enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Article 28 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Article 23. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the Commonwealth of Pennsylvania. Notwithstanding the foregoing, the parties acknowledge and agree that Tenant's lender may have superior rights to the property noted herein. Tenant shall use its reasonable efforts to obtain, within forty-five (45) days of the date hereof, a waiver of all such rights from its lender in this regard, and, failing to obtain such waiver, that Tenant shall use its best efforts to obtain from such lender, the right to grant a subordinated lien to Landlord in such goods, second only to the lien of such lender.

            Provided no Event of Default shall exist and remain uncured, Landlord agrees to execute from time to time, on Landlord's standard form, a Landlord's Waiver of Liens in conjunction with the financing of Tenant's trade fixtures, machinery or equipment. For so long as no Event of Default shall exist and remain uncured, Tenant shall have the right to remove and/or replace any trade fixtures, machinery and/or equipment owned or leased by Tenant; provided that Tenant shall promptly repair and restore any and all damage to the Premises or the Building sustained or incurred in connection with the installation, moving or removal of such items.

         24. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant that: (a) Landlord is the fee owner of the Building and the Project; (b) Landlord has the authority to enter into this Lease and perform all of its obligations hereunder; and (c) as of Lease Commencement Date the Project shall be in compliance with all applicable laws, ordinances, orders, notices, rules and regulations of federal, state and local authorities and the Tenant Improvements shall have been completed in a good and workmanlike manner in accordance with the plans and specifications, as may be amended in accordance with this Lease.

         25. SURRENDER. Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other insured casualty. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance. During the first thirty (30) days beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become one hundred-fifty percent (150%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. If Tenant fails to surrender the space within thirty (30) days of the termination date, Landlord may elect to automatically extend the Term for an additional month or additional year, at Landlord's option, with a Rent of two hundred percent (200%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney's fees incurred by Landlord as a result of such holdover.

         26. RULES AND REGULATIONS. Tenant agrees that at all times during the terms of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit "C" attached hereto and made a part hereof, together with all reasonable Rules and Regulations as Landlord may from time to time promulgate provided they do not increase the financial burdens of Tenant or unreasonably restrict Tenant's rights under this Lease are applied in non-discriminatory manner to all tenants of the Building. Landlord shall provide Tenant with appropriate prior written notice of any changes or additions to the Rules and Regulations and Tenant's right to dispute the reasonableness of any changes in or additions to the Rules and Regulations shall be deemed waived unless asserted to Landlord within fifteen (15) business days after Landlord shall have given Tenant such written notice. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule and Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord's failure or refusal to enforce any Rule or Regulation or any term, covenant of condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. However, if Landlord does enforce Rules or Regulations, Landlord shall endeavor to enforce same equally in a non-discriminatory manner.

         27. GOVERNMENTAL REGULATIONS.

            (a) Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant's business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises, Building and/or Project.

            (b) Without limiting the generality of the foregoing, Tenant shall
(i) obtain, at Tenant's expense, before engaging in Tenant's business or profession within the Premises, all necessary licenses and permits including (but not limited to) state and local business licenses or permits, and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes, assessments, duties, impositions and similar charges which are or may be assessed, levied or imposed upon Tenant and which, if not paid, could be liened against the Premises or against Tenant's property therein or against Tenant's leasehold estate.

            (c) Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of l990, 42 U.S.C. ss.12181 et seq. and its regulations, (collectively, the "ADA") (i) as to the design and construction of interior and exterior common areas (e.g. lobbies, restrooms, sidewalks and parking areas) of the Project and (ii) with respect to the initial design and construction by Landlord of Tenant Improvements (as defined in Article 4 hereof). Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Tenant Improvements.

         28. NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either: (i) delivered by pre-paid nationally recognized overnight courier service (e.g. Federal Express) with evidence of receipt required for delivery; or (ii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; in all such cases addressed to the parties at the addresses set forth in Article 1(l) hereof. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Either party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

         29. BROKERS. Tenant represents and warrants to Landlord that Tenant has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Broker identified in
Article 1(k); and that otherwise no broker or finder called the Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including reasonable attorney's fees and court costs, arising out of any misrepresentation or breach of warranty under this Article. Landlord agrees to pay any commission due and owing to Broker in accordance with a separate commission agreement entered into between Landlord and Broker.

         30. CHANGE OF BUILDING/PROJECT NAME. Landlord reserves the right at any time and from time to time to change the name by which the Building and/or Project is designated; provided Tenant's signage remain on the Building. Landlord agrees to pay for the reasonably documented costs of stationery charges (including letterhead and cards) necessitated by any such name change.

         31. LANDLORD'S LIABILITY. Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder, provided that the transferee assumed all Landlord's obligations hereunder in writing. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity, proceeds (which may include refinancing proceeds), rents and profits of Landlord in the Building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

         32. AUTHORITY. Tenant represents and warrants that (a) Tenant is duly organized, validly existing and is legally authorized to do business in the Commonwealth of Pennsylvania, and (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

         33. NO OFFER. The submission of the Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall become effective as a Lease only upon the execution and legal delivery thereof by both parties hereto

         34. RENEWAL. Provided Tenant is not in default of any obligations under this Lease, nor defaulted more than twice on any monetary obligation in excess of $500,000 in the aggregate and Tenant is occupying at least 75% of the Building and the Lease is in full force and effect, Tenant shall have the right to renew this Lease for two (2) term(s) of five years each beyond the end of the initial Term (each, a "Renewal Term"). Tenant shall furnish written notice of intent to renew one (1) year prior to the expiration of the applicable Term, failing which, such renewal right shall be deemed waived; time being of the essence. The terms and conditions of this Lease during each Renewal Term shall remain unchanged except that the annual Fixed Rent for each Renewal Term shall be the greater of (i) the Fixed Rent for the term expiring, and (ii) Fair Market Rent (as such term is hereinafter defined). All factors regarding Additional Rent shall remain unchanged, however Tenant shall be entitled to a five dollar ($5.00) per rentable square foot Tenant Allowance. Anything herein contained to the contrary notwithstanding, Tenant shall have no right to renew the term hereof other than or beyond the two (2) consecutive five (5) year terms hereinabove described. It shall be a condition of each such Renewal Term that Landlord and Tenant shall have executed, not less than nine (9) months prior to the expiration of the then expiring term hereof, an appropriate amendment to this Lease, in form and content satisfactory to each of them, which shall not contain a material change (other than the terms of the renewal), memorializing the extension of the term hereof for the next ensuing Renewal Term.

            For purposes of this Lease, "Fair Market Rent" shall mean the base rent, for comparable space, net of all free or reduced rent periods, work letters, cash allowances, fit-out periods and other tenant inducement concessions however denominated except as hereinafter provided. In determining the Fair Market Rent, Landlord, Tenant and any appraiser shall take into account applicable measurement and the loss factors, applicable lengths of lease term, differences in size of the space demised, the location of the Building and comparable buildings, amenities in the Building and comparable buildings, the ages of the Building and comparable buildings, differences in base years or stop amounts for operating expenses and tax escalations and other factors normally taken into account in determining Fair Market Rent. The Fair Market Rent shall reflect the level of improvement to be made by Landlord to the space and the Recognized Expenses and Taxes under this Lease. If Landlord and Tenant cannot agree on the Fair Market Rent, the Fair Market Rent shall be established by the following procedure: (1) Tenant and Landlord shall agree on a single MAI certified appraiser who shall have a minimum of ten (10) years experience in real estate leasing in the market in which the Premises is located and who has not conducted within the previous five (5) years and does not presently conduct and does not anticipate conducting business in the future with either Tenant or Landlord, (2) Landlord and Tenant shall each notify the other (but not the appraiser), of its determination of such Fair Market Rent and the reasons therefor, (3) during the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other's determination and shall deliver it to the other party, (4) on the tenth (10th) day following delivery of the critiques to each other, Landlord's and Tenant's determinations and critiques (as originally submitted to the other party, with no modifications whatsoever) shall be submitted to the appraiser, who shall decide whether Landlord's or Tenant's determination of Fair Market Rent is more correct. The determinations so chosen shall be the Fair Market Rent. The appraiser shall not be empowered to choose any number other than the Landlord's or Tenant's. The fees of the appraiser shall be paid by the non-prevailing party.

         35. ROOF RIGHTS. So long as it (i) does not impact Landlord's roof warranty and (ii) complies with all applicable laws, rules and regulations, Tenant, at its sole cost and expense, shall have access to the roof of the Building in designated areas mutually agreed upon for the purpose of installation of microwave satellite, antenna and other communications devices or supplemental HVAC units and venting and ducting for office uses (the "Roof Equipment"). Tenant shall use its best efforts to utilize US Realtel to provide such services. Nothing herein shall obligate Tenant to use US Realtel. Notwithstanding the foregoing, all such Roof Equipment shall be for the sole benefit of Tenant and Landlord, shall relate specifically to Tenant's use of the Premises, and shall not be used as a switching station, amplification station or by other tenants or third parties. Tenant shall make a request for approval of the Roof Equipment hereunder by submission of specific plans and specifications for the work to be performed by Tenant to Landlord at least thirty (30) days prior to the proposed installation. Landlord shall respond in writing within ten
(10) business days from receipt of said plans and specifications, advising Tenant of approved contractors and those portions of the work that are acceptable and disapproving those portions of the work that are, in Landlord's judgment, reasonably exercised, unacceptable and with respect to the plans, specifying in detail the nature of Landlord's objection. Tenant shall be solely responsible for all damages caused by installation, maintenance and/or removal of its Roof Equipment and Tenant shall promptly repair any of the foregoing damage caused to the roof by said installation, removal or maintenance of said Roof Equipment and with respect to damage caused by removal of such Equipment prior to the expiration or early termination of this Lease unless directed in writing by Landlord otherwise. Landlord shall be named as an additional insured on all Tenant insurance relating to the Roof Equipment. All installation, repair, replacement and modification of the Roof Equipment shall be done only after receipt of Landlord's written approval of such installation, repair, replacement or modification; shall use only those contractors previously approved in writing by Landlord; and shall be in accordance with the Rules and Regulations set forth herein.

         36. RELOCATION. Intentionally Omitted.

         37. MISCELLANEOUS PROVISIONS.

            a. Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord's written consent for the transfer to such successor and/or assignee has first been obtained or/as provided in Article 12 hereof.

            b. Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law.

            c. Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

            d. Captions. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

            e. Gender. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

            f. Entire Agreement. This Lease, including the Exhibits and any Riders hereto (which are hereby incorporated by this reference, except that in the event of any conflict between the printed portions of this Lease and any Exhibits or Riders, the term of such Exhibits or Riders shall control), supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, and in Tenant's case, with the terms hereof, and in Tenant's case, with the due exercise of an option (if any) contained herein or a formal agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever.

            g. Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

            h. Telefax Signatures. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

            i. Calculation of Time. In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (local time in Newtown Square, Pennsylvania) on the last day of the Notice or other period.

            j. No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease of the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord's mortgagee.

            k. Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT AND LANDLORD.

            l. Recordation of Lease. Tenant shall not record this Lease without the written consent of Landlord. Landlord agrees, upon Tenant's request, to execute a short form of this Lease within thirty (30) days after the execution and delivery of this Lease provided that the Memorandum of Lease provides that upon the expiration of the Term of this Lease for any reason, the Memorandum of Lease shall be deemed automatically terminated without the requirement of any further action by either party hereto. Tenant may record such short form lease at its sole cost and expense. The provisions of this Lease shall control, however, with regard to any omissions from said short form, or with respect to any provisions hereof which may be in conflict with such short form.

            m. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.

            n. No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant.

            o. No Presumption Against Drafter. Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

            q. Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease (collectively, "Force Majeure") and provided that Landlord shall notify Tenant within five (5) business days following the onset of a Force Majeure event), no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Notwithstanding the foregoing, if the Premises is without electric or any other utility service for more than five (5) consecutive business days and due to the foregoing Tenant is unable to conduct all or a substantial portion of Tenant's normal business operations therein, then the Rent shall equitably abate until such electric or other utility is restored to the Premises, provided however, that in the event such interruption or delay of service of such utility is substantially due to an act or omission of Tenant or Tenant's agents, employees, contractors or invitees or an overload of the Building's capacity for such utility by any of such foregoing entities or persons, the foregoing abatement shall not apply.

         38. CONSENT TO JURISDICTION. Tenant hereby consents to the exclusive jurisdiction of the state courts located in Bucks, Montgomery, Delaware and Philadelphia County and to the federal courts located in the Eastern District of Pennsylvania.

         39. LANDLORD'S DEFAULT. If Landlord shall be in default in the performance of any of its obligations under this Lease which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the default within such thirty (30) day period and diligently pursued such efforts to complete such cure), Tenant may, in addition to any other remedy available at law or in equity, upon at least five (5) business days prior written notice, incur any reasonably necessary expense to perform the obligation of Landlord specified in such notice and deduct such expense from the Fixed Rent. Tenant shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Landlord's obligations hereunder. No right or remedy herein conferred upon or reserved to Tenant shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Nothing herein contained shall limit or prejudice the right of Tenant to exercise any or all rights and remedies available to Tenant by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above. No delay or forbearance by Tenant in exercising any right or remedy hereunder, or Tenant's undertaking or performing any act or matter which is not expressly required to be undertaken by Tenant shall be construed, respectively, to be a waiver of Tenant's rights or to represent any agreement by Tenant to undertake or perform such act or matter thereafter.

         40. UNTENANTABILITY OF PREMISES. After the Commencement Date, in the event the Premises are Untenantable (as defined herein) for any reason other than as set forth in Article 18 or 20, and such Untenantablilty continues for more than five (5) consecutive business days and Landlord and Tenant anticipate that the same shall continue for more than thirty days, then Landlord shall use best efforts to provide for Tenant premises in another building owned by Landlord or its affiliate under the same lease terms as set forth herein on a temporary basis for so long as the Premises remain Untenantable. If Tenant elects to relocate, then all costs associated with such relocation shall be borne by Tenant. Rent shall be abated for the Premises during the period the Premises remain Untenantable and in no event shall Tenant be required to pay rent to Landlord on both the Premises and any temporary space owned by Landlord or its affiliate during such period the Premises are Untenantable. Upon the correction of the condition making the Premises Untenantable, Tenant shall resume possession of the Premises for its Permitted Uses. The Premises shall be deemed "Untenantable" in the event the Premises can not be reasonably used by Tenant for its Permitted Uses. This provision shall not apply if the condition causing the Untenantability resulted from an act or omission of Tenant, its employees or invitees.

         41. RIGHT TO PURCHASE. Provided no Event of Default has occurred and is continuing, Tenant shall have the option to purchase the Project during the first three months of the Term for a purchase price of Twenty Two Million Dollars ($22,000,000) by providing at least one hundred eighty (180) days prior written notice to Landlord ("Option Notice"). Closing may occur at any time prior to the end of the third month of the Term and the Option Notice must be received at least 180 days prior to the Closing Date. In order for the Option Notice to be effective, Tenant must within five (5) days of sending the Option Notice, post with Fidelity National Title Insurance Company, M. Gordon Daniels, Esquire ("Escrow Agent") a deposit in the amount of One Million Dollars ($1,000,000) by good check ("Deposit"). The Deposit shall be held by Escrow Agent in a federally-insured, segregated money market account at an institution to be designated by Tenant until the Closing Date. Interest on the Deposit shall be credited to Tenant at settlement, or paid to the party otherwise entitled to the Deposit. The Deposit is non-refundable unless the settlement fails to occur by reason of Landlord's failure to deliver title as required hereunder or Landlord's failure to comply with the provisions of this Article 41. At settlement, the Deposit shall be credited toward the purchase price. Failure to post the Deposit as set forth herein shall constitute a default under this
Article 41 and this Lease.

            A. Upon the exercise by Tenant of this option, the provisions of this Article 41 shall be construed as if it constituted an agreement of sale between the parties whereby Landlord shall agree to sell and Tenant shall agree to purchase the Project upon the following terms and conditions:

                  i. Settlement for the purchase of the Project shall be held at Brandywine Realty Trust, 14 Campus Boulevard, Suite 100, Newtown Square, PA 19073 at 10:00 a.m. on the one hundred and eightieth day following the giving of the Option Notice but in no event after the last day of the third month of the Term ("Closing Date").

                  ii. On the Closing Date, the Project shall be sold to Tenant or its affiliate "AS IS","WHERE IS".

                  iii. On the Closing Date, Landlord will convey to Tenant, or its affiliate, an assignment of all fixtures, machinery and personalty of every description attached to or specifically used in connection with the Project, including without limitation, all contract rights, guaranties and warranties of any nature, all architects', engineers', surveyors' and other real estate professionals' plans, specifications, certifications, contracts, reports, data or other technical descriptions, reports or audits all without warranty as to completeness or accuracy, all governmental permits, licenses, certificates, and approvals in connection with the ownership of the Project, all instruments, documents of title, general intangibles, and business records pertaining to the Project, and all of Landlord's rights, claims, and causes of action if any, to the extent they are assignable, under any warranties and/or guarantees of manufacturers, contractors or installers, all rights against third parties relating to the Project or the operation or maintenance thereof,

                  iv. Landlord shall execute an agreement on the Closing Date to complete any remaining punchlist items within a reasonable time following the Closing Date.

                  v. On the Closing Date, this Lease shall terminate and the obligations of the parties hereunder shall cease. Tenant shall pay all documentary stamp taxes, all title insurance premiums and other costs and expenses payable in connection with the conveyance of the Project. Landlord and Tenant shall split equally any realty transfer tax and recording fees for the deed. All real estate and school taxes shall be apportioned to the Closing Date. Rent shall be apportioned to the Closing Date, Landlord shall refund to Tenant any prepaid rent and return the Security Deposit, and Tenant shall pay to Landlord any sum owing to Landlord, whether owned pursuant to the terms hereof or otherwise.

                  vi. On the Closing Date, Landlord shall convey the Project to Tenant, or its affiliate (including any officer or director of Tenant), by special warranty deed, free and clear of all liens and encumbrances excepting however, (a) restrictions, conditions, easements, rights and agreements which are of record or physically noticeable on the date Tenant exercises the Option or which a survey would disclose on the date Tenant exercises the Option, (b) liens for unpaid Taxes which Tenant is required to pay under this Lease; (c) rights of governmental authorities and others arising in connection with condemnation proceedings instituted after the date of Tenant's exercise of the Option of which Tenant shall have been provided notice (d) any liens or encumbrances created or approved by Tenant on or after the date of this Lease
(e) discrepancies or conflicts in boundary lines, easements, encroachments on area content which a satisfactory survey would disclose and those created or consented to by Tenant hereunder and (f) the easements and declaration referenced in subsection (vi) below. Except as otherwise set forth above, the title to the Project shall be good and marketable and such as will be insured free and clear as aforesaid by any reputable title insurance company doing business in the Philadelphia area.

                  vii. Landlord and Tenant shall execute (a) any and all easement agreements reasonably required by Landlord in connection with its development of its adjacent property (b) a declaration of covenants and restrictions with such terms as Landlord shall deem reasonably necessary which shall include, but are not limited to, signage rights, access and parking rights and any other rights reasonably required for the use and enjoyment of Landlord's adjacent property; provided that nothing therein shall interfere with Tenant's Permitted Uses nor materially detract from the value of the Project and (c) any other commercially reasonable document necessary to consummate the purchase as set forth in this Article 41.

                  viii. Landlord and Tenant shall execute a commercially reasonable agreement whereby Landlord shall be granted the exclusive rights to market the Project for five years from the Closing Date in the event Tenant determines to lease more than 10,000 square feet of space at the Project to third parties.

            B. For a period of five years following the Closing Date, if Tenant shall desire to sell the Project or shall receive a bona fide offer to purchase the Project, which offer it proposes to accept, Tenant shall deliver or mail to Landlord written notice of the same containing a legible photocopy or other exact copy of such offer or the terms of such sale. Landlord shall have the right and option to purchase the Project for the price and on the terms and conditions no less favorable to Tenant than those set forth in the offer it has received from Tenant or the terms upon which Tenant proposes to sell the Project. Landlord shall notify Tenant of its election to purchase the Project in writing within forty-five (45) days from and after the date Landlord received written notice of the proposed sale from Tenant. In the event Landlord elects to purchase the Project, section (A) of this Article 41 shall apply (except to the extent the same is inconsistent with the terms of the offer accepted by Landlord) and Tenant shall convey the Project to Landlord. In the event Landlord elects not to purchase the Project but the sale to the third party is not consummated for any reason whatsoever, the terms of this subsection (C) shall apply to any subsequent offer received by Tenant for a period of five years from the Closing Date.

            C. Tenant recognizes that the Project will be removed by Landlord from the market after Tenant sends its Option Notice and that if this purchase and sale is not consummated because of Tenant's default Landlord shall be entitled to compensation for such detriment. Landlord and Tenant acknowledge that it is extremely difficult and impracticable ascertain the extent of the detriment, and to avoid this problem, Landlord and Tenant agree that if the purchase and sale contemplated in this Article 41 is not consummated because of Tenant's default under this Article 41, Landlord shall be entitled to retain the Deposit as liquidated damages. The parties agree that the sum stated above as liquidated damages shall be in lieu of all other relief to which Landlord might otherwise be entitled, Landlord hereby specifically waiving any and all rights which it may have to damages or specific performance as a result of Tenant's default under this Article 41. The parties further acknowledge that the Lease will remain in full force and effect if the purchase and sale is not consummated for any reason.

            D. If Tenant fails to exercise this option within one hundred and eighty days prior to the last day of the third month of the Term, such option shall terminate and be of no further force or effect.

         42. RIGHT OF FIRST OFFER TO PURCHASE.

            If Landlord desires to offer the Project as defined in Article 1(b) hereof for sale, then provided that an Event of Default, shall not have occurred beyond any applicable cure period within the twelve month period prior thereto, before entering into a negotiation, for the sale of the Project, and only the Project, with any other party, Landlord shall give notice to Tenant of Landlord's desire to sell the Project (a "Sale Notice"), stating therein the essential terms of sale proposed by Landlord (the "Essential Terms"). If within ten (10) days after Landlord's delivery of a Sale Notice or Second Sale Notice as the case may be, Tenant gives Landlord notice of Tenant's desire to purchase the Project on the Essential Terms, then Landlord and Tenant shall, reasonably and in good faith, negotiate the terms of a mutually acceptable purchase and sale agreement for the Project. Tenant's failure, within such ten (10) day period, time being of the essence, to accept the terms set forth in the Sale Notice or Second Sale Notice, as the case may be, shall constitute Tenant's election to waive its right of first offer to purchase the Project. If within fifteen (15) days after Landlord's delivery of the Sale Notice, Landlord and Tenant have not executed and delivered a mutually acceptable purchase and sale agreement or if Tenant shall be deemed to have waived its right of first offer, Tenant shall have no further right with regard to the purchase of the Project under the Essential Terms and Landlord shall be free to effect such sale of the Project as Landlord shall determine; provided, however, if Landlord proposes to accept an offer with a purchase price less favorable to Landlord than the Essential Terms, Landlord shall give Tenant a further sale notice ("Second Sale Notice"), stating therein the new terms, and Tenant's right of first offer, on the new terms specified by Landlord in such Second Sale Notice, shall again be effective, subject again to the same notice requirements and time limitations as are provided above in this Section. In the event either Tenant fails to respond to the Second Sale Notice within the requisite time period or Landlord and Tenant are unable to agree on a purchase and sale agreement within fifteen (15) days, Tenant shall have no further right with regard to the purchase of the Project and Landlord shall be free to effectuate a sale of the Project under any terms.

            It is expressly agreed and understood that the rights set forth in this Article shall not apply in the event the Project is included in the sale of any other real estate holding(s) owned by Landlord or its affiliates.

            It is understood and agreed that the aforesaid right of first offer to purchase is personal to the originally-named Tenant herein, or its affiliate (including any officer or director of Tenant and any entity controlling, controlled by or under common control with such Tenant which may receive an assignment of this Lease in accordance with subsection 12(e) hereof) and is not transferable under any circumstances, and shall apply (unless and until waived as aforesaid, and not thereafter) only during the Term hereof, as the same may have been extended, and only if no Event of Default shall have occurred beyond any applicable cure period in the twelve month period prior thereto. It is further understood and agreed that the aforesaid right of first offer to purchase shall in no event be triggered by or be applicable to a sale or transfer by Landlord to any party controlling, controlled by or under common control with Landlord or in connection with any merger, reorganization or other business combination of or involving Landlord.

            The parties expressly acknowledge and agree that the Broker (as defined in subsection 1(k) hereof) shall not be entitled to receive any fee or commission in connection with the consummation of any sale of the Project (or part thereof) to Tenant.

            IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                                LANDLORD:

                                BRANDYWINE OPERATING PARTNERSHIP, L.P.
                                By: Brandywine Realty Trust, its general partner
WITNESS:


_______________________         By:________________________________
                                        Gerard H. Sweeney,
                                        President and CEO


                                TENANT:

                                ICT GROUP, INC.

ATTEST:

________________________        By:____________________________
                                Name:  John J. Brennan
                                Title: President

                                   EXHIBIT "A"

                                   SPACE PLAN

                                  EXHIBIT "A-1"

                                LEGAL DESCRIPTION

                                   EXHIBIT "B"

                           CONFIRMATION OF LEASE TERM



         THIS MEMORANDUM is made as of the ___ day of _________, 2001, between BRANDYWINE OPERATING PARTNERSHIP, L.P. ("Landlord") and ICT GROUP, INC., with its principal place of business at _________________ ("Tenant"), who entered into a lease dated for reference purposes as of _____________, 2001, covering certain premises located at ____ Lindenhurst Road, Newtown, PA. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

         1. The Parties to this Memorandum hereby agree that the date of ______________, 200_ is the "Commencement Date" of the Term, that the date
___________, 200___ is the Rent Commencement Date and the date
_________________________________ is the expiration date of the Lease.

         2.       Tenant hereby confirms the following:

                  (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

                  (b) That the improvements, including the Landlord Work, required to be furnished according to the Lease by Landlord have been Substantially Completed;

                  (c) That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

                  (d) That there are no offsets or credits against rentals, nor has any Security Deposit been paid except as provided in the Lease;

                  (e) That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

         3. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

                               LANDLORD:

                               BRANDYWINE OPERATING PARTNERSHIP, L.P.
                               By: Brandywine Realty Trust, its general partner


_______________________        By:___________________________________



                               TENANT:

                               ICT GROUP, INC.

ATTEST:

________________________       By:____________________________

                                   EXHIBIT "C"

                         BUILDING RULES AND REGULATIONS
                         LAST REVISION: OCTOBER 1, 1999


Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him in a like manner as if originally prescribed. Landlord will notify Tenant in writing of any changes to the Building Rules and Regulations.

         1. Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant's premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems best.

         2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

         3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

         4. Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the Tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

         5. No tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

         6. Tenants shall not construct or maintain, use or operate in any part of the project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

         7. No mopeds, skateboards or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building.

         8. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

         9. No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

         10. No tenant, or employees of Tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, or in any way. All passage through the Building's hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner. Rollerblading shall not be permitted in the Building nor in the common areas of the Project.

         11. No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

         12. Except for any cafeteria approved by Landlord in accordance with this Lease, Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein except for: coffee machine, microwave oven, vending machines, or place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

         13. No smoking is permitted in the rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

         14. Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

         15. All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

         16. Tenant shall not use the name of the Building, Landlord or Landlord's Agent in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         17. Tenants must be responsible for all Security Access cards issued to them, and to secure the return of same from any employee terminating employment with them. No person/company other than Building Tenants and/or their employees may have Security Access cards unless Landlord grants prior written approval.

         18. All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building. Tenant shall procure and deliver a certificate of insurance from Tenant's movers which certificate shall name Landlord as an additional insured.

         19. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.

         20. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the premises for Tenant, to Landlord for Landlord's approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

         21. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord's management or security personnel.

         22. Landlord may require, at its sole option, all persons entering the Building after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

         23. No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

         24. No employees or invitees of Tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during "breaks" or during lunch periods.

         25. No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons.

         26. No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.

         27. Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant's space. Removal of these recyclable items will be by Landlord's janitorial personnel.

         28. Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at Tenant's expense.

         29. Drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, at least once a year.

         30. No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

         31. Tenant or Tenant's employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

         32. Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.

         33. No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

         34. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

         35. Tenant agrees that neither Tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

         36. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not unless due to Landlord's negligence or willful misconduct.

         37. Landlord will not permit entrance to Tenant's Premises by use of pass key controlled by Landlord, to any person at any time without written permission of Tenant, except employees, contractors or service personnel supervised or employed by Landlord.

         38. Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

         39. Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants' hallways, restrooms or premises unless they have received prior approval from Landlord's management.

                                   EXHIBIT "D"

                             CLEANING SPECIFICATIONS

DAILY
BUILDING AND TENANT AREAS

1. All desks and other furniture will be dusted with specially treated dust clothes.
2. All windowsills, chair rails, baseboards, moldings, partitions and picture frames that are less than six feet in height will be hand dusted and wiped clean.
3. All non-carpeted floors will be dust mopped with specially treated dust mops.
4. All bright metal work will be maintained and kept in a clean and polished condition.
5.       All drinking fountains will be thoroughly cleaned and sanitized.
6. All stairways will be swept and wet mopped. Stairways shall be policed daily to remove all debris. Walls, handrails and fixtures are to be spot cleaned and dusted. Lights, pipes and signage are to be dusted as necessary.
7. All elevators will be vacuumed and the interior of all cabs will be wiped clean and all metal hardware will be polished. This includes damp wipe, dust and/or thoroughly cleaning all exterior doors, cab walls, doorframes, indicator panels, tracts, plates and grooves.
8. Empty, clean and dust all wastepaper baskets, ashtrays, receptacles, etc. After emptying waste baskets, reline with an approved liner as needed.
9.       Remove all trash and wastepaper to areas designated by Management.
10. Vacuum all carpeted areas. This shall include all walk-off mats. In addition, the carpets are to be spot cleaned when necessary.
11. All tile floors will maintain a satin finish. Hard surface floor areas shall be maintained in a manner which consistently presents the appearance desired without visible evidence of traffic patterns. Particular attention shall be paid to edges to ensure a proper and dust free appearance. Any damage to hard surface floors resulting from improper care shall be the full responsibility of Contractor. Contractor shall provide the details of a program to maintain tile floors to insure consistent luster and remove all marks.
12. All glass surfaces, windows, doors and directory boards shall be spot-cleaned, using an approved glass cleaner, and all glass shall be left in a bright condition which is free of streaks and dust.
13. Wipe and clean all counters, tables, chairs and appliances in kitchen areas.
14.      Clean all glass at the building and tenant entrances.
15. Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

LAVATORIES

1. Floors are to be swept and washed using an approved antiseptic liquid detergent. Floors are to be machine scrubbed as needed but not less frequently than every quarter.
2. Refill all dispensers, empty trash, clean and sanitize all restroom fixtures. Wipe all counters, clean mirrors, wipe chrome and spot wipe partitions and ceramic tile walls.
3.       Weekly wash all restroom partitions on both sides.
4.       Remove all wastepaper and refuse.
5.       No less frequently than quarterly, wash all ceramic tile walls.

                   (1)      WEEKLY

1. Remove fingerprints, smudges and scuff marks from all vertical and horizontal surfaces such as doors, walls and sills.
2. Wash and refinish resilient floors in public areas. Strip, wax and polish the floors as needed.
3.       Polish and buff all no wax resilient floors in tenant areas.
4.       Dust and damp wipe all louvers and ceiling grills.
5. Spot clean all interior partition glass windows and clean all interior glass entrance doors.

                   (2)      QUARTERLY


1.       Dust and clean all vertical surfaces such as walls, partitions, doors, etc. that are not cleaned during the nightly cleaning process.
2.       Dust and wipe clean all blinds.
3.       Dust the inside of elevator telephone cabinets.
4.       Shampoo all elevator carpets.

                                   EXHIBIT "E"

                          BASE BUILDING SPECIFICATIONS

                                   EXHIBIT "F"

                              FORM LETTER OF CREDIT

ISSUING BANK: ______________________

ISSUE DATE: ________________________        EXPIRY DATE:

LETTER OF CREDIT NUMBER: ___________

AMOUNT: $ __________________________

BENEFICIARY:                                APPLICANT:
Brandywine Realty Services Corporation,
Agent for Building Exchange Company
14 Campus Boulevard, Suite 100
Newtown Square, PA  19073

RE: ________________________________
ACCOUNT # _________________________

WE HEREBY ISSUE THIS IRREVOCABLE STANDBY LETTER OF CREDIT IN BENEFICIARY'S FAVOR WHICH IS AVAILABLE BY PAYMENT AGAINST DRAFTS DRAWN AT ___________________ BEARING THE CLAUSE: "DRAWN UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________".

SPECIAL CONDITIONS: - This Letter of Credit shall automatically renew on an annual basis absent 30 days prior written notice to the contrary to Beneficiary.

Beneficiary may draw on this Letter of Credit upon presentation of an affidavit from an authorized representative of Beneficiary advising that "there has been a default under the Lease which has not been entirely cured by Tenant."

PRESENT DOCUMENTS TO:_____________________________

                     _____________________________

               ATTN: _____________________________

UNLESS OTHERWISE SPECIFICALLY STATED, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS 1993 REVISION. THE INTERNAL CHAMBER OF COMMERCE PUBLICATION NO. 500.


----------------------------------
AUTHORIZED SIGNATURE

                                  EXHIBIT "G"

                                   WORK LETTER

                             _____ Lindenhurst Road
                                       for
                                 ICT GROUP, INC.



         A. Landlord's Work. Landlord shall cause the Building to be constructed in substantial accordance with the plans listed on Exhibit 1 hereto (the "Base Building Work"), as amended by changes to such plans as required by Landlord ("Landlord's Plans"). Landlord's Plans shall depict, with regard to the Premises, Landlord provided VAV system(s), primary ducts, fire stairways, elevator lobbies, restrooms, mechanical rooms, and telephone and equipment rooms. These items will be provided in accordance with applicable building codes. There shall be a $150,000 allowance (which is not part of the Tenant Allowance) for completion of the finishes to the Building lobby.

         Tenant will be required to cause its architect to coordinate Tenant's interior design documentation with Landlord's Base Building Work. Tenant acknowledges receipt of Landlord's Plans on and as of the date of the Lease.

         Landlord shall have the right, from time to time, to make changes to Landlord's Plans; provided however, in the instance of any material revision or supplement to Landlord's Plans which would require a material change in or result in a material increase in the cost of Tenant Work (as hereinafter defined), then such revisions and supplements shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant's failure to approve such changes or to disapprove such changes with specific comment within ten (10) days next following notice thereof from Landlord shall for all purposes constitute Tenant's deemed approval of the revision or supplement to be implemented by Landlord. Landlord shall further share all revised plans with Tenant's architect.

         Landlord shall provide drywall on the "tenant space side" of core walls, around columns (column covers) and all exterior building walls from the floor to the base of all windows. Landlord shall also provide window sills as part of Landlord's Work. Window coverings, as depicted in the Base Building Work, or as otherwise selected by Landlord and approved by Tenant within (5) days next following Landlord's request therefor (Tenant's failure to approve or to disapprove with specific comments, within such time frame, shall for all purposes constitute Tenant's deemed approval of Landlord's selection), will be provided by Landlord at each perimeter window at Landlord's cost.

         Within ten (10) days after receipt of Landlord's Plans, Tenant shall submit to Landlord for its approval detailed engineered plans and specifications, together with such additional information as Landlord may require regarding proposed structural (e.g. floor loading and beam penetrations) and mechanical/electrical/plumbing (e.g. kitchen and computer room) modifications to Landlord's Plans which are necessary to accommodate Tenant Plans (as hereinafter defined). If Tenant's detailed engineered plans and specifications and such additional information as Landlord shall require shall be delivered as and when hereinabove specified (a Tenant Delay (as hereinafter defined) shall result to the extent that Tenant shall take more than ten (10) days in providing same following Landlord's submission of Landlord's Plans), then any required modifications to Landlord's Plans, if approved by Landlord, shall be incorporated into Landlord's Plans and constructed, all at Tenant's cost.

         The work called for by Landlord's Plans ("Landlord's Work") shall be deemed "substantially complete" when (i) the Building's ground floor lobby, and public areas on the ground floor necessary for the Tenant's occupancy, have been substantially completed as required by applicable code, (ii) to the extent required to serve the Premises and the public areas necessary for Tenant's use and enjoyment of the Premises, the heating, ventilating and air conditioning, elevator and utility systems, including telephone trunk lines into the Building (but not including installation of telephones, computers, or security systems for the Premises), are installed and operating, (iii) the Building is weather tight and roofing installed, (iv) subject to Section F below (in regard to the issuance of certificates of occupancy where Landlord is not performing Tenant Work, in which event securing all required certificates of occupancy for the Premises shall be Tenant's responsibility), Landlord shall have obtained at least a temporary certificate of occupancy for the Building and the Premises, and (v) Landlord's architect shall have issued a certificate of substantial completion for Landlord's Work. The "Substantial Completion Date," as such term is used herein or in the Lease, shall be the date upon which Landlord's Work shall be substantially complete, provided, however that in the event of any Tenant Delays or Change Order Delays, the "Substantial Completion Date" shall be the date upon which Landlord would have achieved substantial completion but for such Tenant Delays or Change Order Delays. In the event Building landscaping has not been completed by the Substantial Completion Date, Landlord shall complete such landscaping as soon as reasonably practicable taking into consideration planting seasons. In the event Landlord is able to obtain only temporary certificates of occupancy, Landlord agrees to obtain permanent certificates of occupancy as soon as reasonably practicable; provided, however that to the extent Landlord's inability to obtain either temporary or permanent certificates of occupancy shall be attributable to deficiencies in work performed or materials supplied by Tenant, its agents, employees or contractors, then Tenant alone shall be and remain responsible, at its sole cost and expense, to cure any and all such deficiencies. The certification of Landlord's architect that Landlord's Work has been substantially completed shall be conclusive evidence of such completion and of the occurrence of the Substantial Completion Date.

         B. Tenant Work. On or before April 15, 2001, Tenant shall cause to be prepared and sealed by an architect licensed in the Commonwealth of Pennsylvania, and shall submit to Landlord for its approval, all plans and specifications required for the leasehold improvements to be constructed within the Premises ("Tenant Plans"). Tenant shall reasonably endeavor to use Landlord's professionals to prepare the Tenant Plans. Any delay by Tenant in delivering the Tenant Plans as and when required hereunder shall constitute a Tenant Delay. Tenant Plans shall be sufficient so long as Tenant Plans (a) are complete, finished and include detailed architectural, electrical, plumbing, fire protection, HVAC and engineering drawings including all necessary dimensions and specifications and all finish schedules; (b) are practicable and consistent with Landlord's Plans, subject to standard construction industry tolerances and subject to reasonable as-built field conditions not specified on Landlord's Plans, (c) involve construction within the Premises only and do not adversely affect or compromise any portion of the Building, and (d) do not require any special materials or design or changes in or of the Building which is not then already set forth in Landlord's Plans or in Landlord's judgement cannot be accommodated without additional expense or delay. Tenant's submission of Tenant Plans to Landlord shall be deemed approval thereof by Tenant. Such submission shall contain one complete electronic media (CAD) copy (said CAD copy to contain Premises plans only), four blue-line or black-line prints and one reproducible copy of each page. Tenant shall be solely responsible for the completeness and compliance of Tenant Plans with all applicable laws, codes and regulations, including without implied limitation, ADA, and all state and municipal permitting requirements. Landlord shall review Tenant Plans and respond to Tenant within thirty (30) days after submission, and should Landlord elect to have Tenant Plans reviewed by Landlord's architects and engineers, Tenant shall bear the reasonable expense of such review. Review and approval of Tenant Plans by Landlord (and its professionals, as aforesaid) shall in no instance be deemed or constitute a representation, warranty or confirmation by Landlord or by its professionals of any kind regarding the completeness of Tenant Plans or conformance therewith with applicable laws, codes or regulations, or permitting requirements, or with the requirements of Landlord's Plans, or the adequacy of Tenant's specifications or design, but rather Landlord's review (and review by Landlord's professionals) is for the protection of Landlord only; provided, however, that Landlord shall use reasonable efforts to advise Tenant if such review indicates that Tenant Plans violate or fail to satisfy any requirements of Landlord's Work. If Tenant Plans are not sufficient, as above set forth, Landlord shall notify Tenant of the insufficiency and Tenant shall cause such insufficiency to be remedied and the remedy shall be incorporated into Tenant Plans by Tenant at Tenant's expense and resubmitted to Landlord, and the time involved in Tenant's revision and resubmission of Tenant Plans shall constitute a Tenant Delay; it being further understood that the foregoing shall not diminish the effect of any intervening Change Order Delay. If Landlord determines that Tenant Plans are still not sufficient after Landlord's review and Tenant's resubmission, then the approval process described above will be repeated; provided, however, that Landlord agrees to review Tenant's resubmission(s) as promptly as is reasonably practicable. Tenant shall make no changes to Tenant Plans after Landlord's approval thereof without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, and which changes shall be requested and implemented, if at all, only in accordance with the procedures set forth below. Any delay in substantial completion of the construction set forth on Tenant Plans ("Tenant Work") or in Landlord's Work resulting from such changes or from an election by Tenant to incorporate special materials or designs in Tenant

Plans shall be deemed to be a Tenant Delay and shall have the consequences herein set forth. Landlord shall notify Tenant as quickly as reasonably practicable after receipt of any changes to Tenant Plans if Landlord anticipates that the proposed changes will delay substantial completion of construction.

         C. Construction of Tenant Work.

         On or before the date which is forty-five (45) days next following Landlord's approval of Tenant Plans as provided in Section B above, Landlord shall obtain and deliver to Tenant a cost proposal for the construction of Tenant Work from Landlord's Contractor (the "Tenant Cost Proposal"). Landlord acknowledges that Tenant may, subject to the conditions set forth in Section F below, seek cost proposals and solicit bids from other general contractors pre-approved by Landlord, during such forty-five (45) day period. Tenant shall have ten (10) days from its receipt of the Tenant Cost Proposal (the "Cost Review Period") to review and approve in writing the Tenant Cost Proposal. Any delay in Tenant's approval of the Tenant Cost Proposal beyond the Cost Review Period shall constitute a Tenant Delay if Tenant ultimately selects Landlord's Contractor to construct Tenant Work, or if Tenant selects another contractor but Tenant's delay nonetheless resulted in a delay in the prosecution of Landlord's Work. Upon completion of the Cost Review Period, Tenant shall notify Landlord either that (i) Tenant elects to use Landlord's Contractor to construct Tenant Work in accordance with the approved Tenant Cost Proposal or (ii) Tenant has selected another general contractor approved by Landlord to perform such work, in which event the terms and conditions of Section F below shall apply. In the event that Tenant elects to use Landlord's Contractor to construct Tenant Work, then a Tenant Delay shall be deemed to have occurred from the expiration of the initial Cost Review Period through the date upon which Tenant notifies Landlord that Tenant has selected Landlord's Contractor to construct Tenant Work.

         If Tenant shall approve the Tenant Cost Proposal as and when herein provided, Landlord shall contract with Landlord's Contractor for the construction of the Tenant Work in accordance with the Tenant Cost Proposal, and Landlord will administer such construction, without additional charge by Landlord for Landlord's administration services, other than Landlord's out of pocket fees, costs and expenses. Landlord shall endeavor to cause Landlord's Contractor to reasonably consult with Tenant in the selection by Landlord's Contractor of subcontractors for Tenant Work; provided, however, that Landlord's Contractor shall at all times retain the right to make the final selection of which subcontractors shall be engaged for the Tenant Work project.

         Tenant covenants and agrees to pay within ten (10) days next following invoicing (and in any event, prior to and as a condition of taking occupancy), for all costs and expenses associated with Tenant Work in excess of the Tenant Allowance. If Landlord's Contractor shall request assurance of Tenant's agreement to timely pay such excess amounts, Tenant shall provide Landlord's Contractor with an agreement in writing assuring such payment. Any amounts not paid by Tenant within ten (10) days next following invoicing shall accrue interest at the Default Rate (or at such higher lawful rate of interest as may be specified in such invoice(s)) from the date due until the date paid in full by Tenant.

         If Tenant deems any changes, additions or alterations in the Tenant Plans necessary or desirable, Tenant shall submit such proposed changes, additions or alterations to Landlord in writing. As promptly as is reasonably practicable upon receipt of such proposed changes, additions or alterations, Landlord shall provide Tenant with the following: (i) the estimated cost to Tenant, if any, of the proposed changes, additions or alterations, and (ii) an estimate of the delay, if any, in the estimated Substantial Completion Date which will result from the installation of the proposed changes, additions or alterations. If Landlord reasonably anticipates any delay in the prosecution of either or both Landlord's Work and Tenant Work during such time as Landlord is evaluating Tenant's proposed changes, additions or alterations, or as a result of Landlord's evaluation thereof, Landlord shall advise Tenant of the same, and unless Tenant shall immediately instruct Landlord to disregard Tenant's request, then any such period of delay encountered in Landlord's review of Tenant's requested changes, additions or alterations shall (the remaining provisions of this Work Letter notwithstanding), constitute a Tenant Delay, regardless of whether Tenant and Landlord shall subsequently execute a written change order implementing such changes, additions and alterations.

         Within two (2) days next following Landlord's request therefor after Tenant shall have submitted to Landlord its request to make such proposed changes, additions and alterations, Tenant shall provide to Landlord such further information as may be requested by Landlord in its evaluation of Tenant's request, and within two (2) days after receipt from Landlord of Landlord's estimate of cost and estimate of delay (as provided at clauses (i) and (ii) in the preceding paragraph), Tenant shall notify Landlord in writing which, if any, of the proposed changes Landlord is authorized to make, and any delay by Tenant in delivering such notice and executing a written change order (to the extent Tenant determines to make such changes) within such period shall constitute a Tenant Delay. Landlord shall not be bound to effect any such changes in the absence of a change order signed by Landlord and by Tenant confirming the foregoing cost and delay information. In the event Tenant shall fail to provide to Landlord any additional information requested by Landlord in its evaluation of any proposed changes, additions or alterations within the aforesaid two (2) days, then the time interval between the end of such two (2) days and the day on which Landlord actually receives such information shall be deemed to be a further Tenant Delay.

         Anything herein contained to the contrary notwithstanding, the parties acknowledge and agree that the process of reviewing change order requests is time consuming and costly, regardless of whether the changes contemplated are ultimately implemented. Landlord discourages Tenant from the practice of requesting that Landlord consider immaterial or "frivolous" changes or that Landlord price out and estimate the possible delay associated with a broad range of possible changes, alterations and additions, and in each such instance Tenant is strongly encouraged to narrow the scope of its proposal to a finite number of "alternatives" acceptable to Tenant and therefore the time and expense associated with Landlord's review of the same. Tenant is advised that excessive use of the change order process will invariably result in additional Tenant Delays.

         Tenant Delays arising under Section C of this Work letter in regard to proposed changes, additions or alterations in Tenant Work are sometimes herein or in the Lease referred to as "Change Order Delays."

         D. Job Meetings. Representatives of Tenant and Tenant's architect shall be permitted to attend all job meetings during the course of construction of Landlord's Work and, if so elected by Tenant as hereinabove provided, the Tenant's Work. Tenant's initial construction representative will be [____________] (Telephone:[_________________] Facsimile: [______________];
e-mail: _______@__________.com).

         E. Possession and Commencement Date. Landlord shall endeavor to have the Landlord's Work and, if timely elected by Tenant as hereinabove provided, the Tenant Work substantially completed by the Targeted Date (as such term is defined in the Lease); provided, however, that the Targeted Date shall, in addition to extension for Tenant Delay and Change Order Delay, also be extended for the additional time equal to the aggregate time lost by Landlord due to strikes or other labor disputes not caused by Landlord, intervening governmental restrictions, delay in obtaining governmental permits and approvals, scarcity of labor or materials, war or other emergency, accidents, floods, fire or other casualties, atypical adverse weather conditions, or any cause which is beyond the reasonable control of Landlord ("Force Majeure Delay"). The Targeted Date notwithstanding, in no event shall any Tenant Delay or any Change Order Delay in any manner delay or postpone any obligation of Tenant to pay Fixed Rent or Additional Rent as and when such obligation shall have otherwise accrued under the Lease.

         If Tenant shall timely elect to have Landlord's Contractor construct Tenant Work as hereinabove provided, then Landlord Work and Tenant Work shall be deemed substantially complete (and the "Substantial Completion Date," as such term is used in the Lease shall be deemed to have occurred) on the date on which the Premises are (or would have been, but for any Tenant Delay or Change Order Delay) ready for occupancy in accordance with Tenant Plans, and any remaining work can reasonably be expected to be completed by Landlord's Contractor within such additional period of time thereafter as shall be reasonable under the circumstances, provided Landlord's contractor shall have undertaken such remaining work and shall be diligently prosecuting the same to completion, in any case without materially adversely affecting Tenant's ability to occupy and utilize substantially all the Tenant's Premises for the Permitted Use, and provided, further that Landlord has obtained at least a temporary certificate of occupancy permitting Tenant to occupy Tenant's Premises and Tenant's architect has issued a certificate of substantial completion. Any remaining work shall be fully described by Tenant's architect on a punch list to be certified to Landlord, Tenant and Landlord's contractor and shall indicate all remaining work and, except as hereinafter provided, shall be the sole document controlling such remaining work. Tenant's acceptance of the punch list shall be Tenant's acknowledgment that the Tenant's Premises are substantially complete. Anything herein or in the Lease contained to the contrary notwithstanding, if Tenant's architect withholds either or both the aforesaid certificate of substantial completion and certified punch list, or withholds any other certifications required hereunder or under the Lease, and if in Landlord's reasonable opinion there is no reasonable basis for such withholding, Landlord may have the certification(s) made by its own architect; in which event, Landlord's architect's certification shall be conclusive evidence of the date of substantial completion of Landlord's Work and Tenant Work, and the contents of the punch list, if any.

         F. Tenant's Contractor Constructs Tenant Work. If Tenant shall not elect to have Landlord's Contractor construct Tenant Work as hereinabove provided, then excepting only that portion of Landlord's Work which involves improvements outside of the Premises (which improvements Landlord shall prosecute to completion with diligence), provided that safe access to the Premises from the ground floor of the Building shall be available to Tenant and its contractors, Landlord's Work within the Premises shall be deemed to be substantially complete at such time as Landlord's Work has, in the sole judgement of Landlord's architect, proceeded to the point where Tenant's contractor (subject to, and without limitation of the remaining terms, conditions, covenants and agreements stated herein, in the Lease and in the remaining exhibits thereto) may take possession of the Premises for the prosecution of Tenant Work without material interference from Landlord or Landlord's contractors in the prosecution and completion of Landlord's Work, and where any Landlord Work then remaining within the Premises can reasonably be expected to be completed by Landlord's contractor within forty-five (45) days, or within such additional period of time thereafter as shall be reasonable under the circumstances (including, without limitation, any Landlord's Work which in Landlord's reasonable estimation cannot or reasonably should not be completed until such time as Tenant Work has been completed or has been prosecuted to a certain stage of completion), provided Landlord's contractor shall have undertaken such remaining work and shall be diligently prosecuting the same to completion as aforesaid (the "Landlord Delivery Date"). If Tenant Work is not constructed by Landlord's Contractor, then the Substantial Completion Date and Tenant's obligation to commence paying Fixed Rent and Additional Rent pursuant to the terms of the Lease, shall be deemed to occur upon the Landlord Delivery Date. Any such remaining Landlord's Work shall be fully described by Tenant's architect on a punch list to be certified to Landlord, Tenant and Landlord's contractor and shall indicate all remaining Landlord's Work and, except as hereinafter provided, shall be the sole document controlling such remaining work. Tenant's acceptance of the punch list shall be Tenant's acknowledgment that Landlord's Work is substantially complete and the Premises are ready for possession by Tenant for Tenant's improvement thereof. If Tenant's architect withholds such certification without providing reasonably explanation, and if in Landlord's reasonable opinion there is no reasonable basis for such withholding, Landlord may have the certification made by its architect; in which event, Landlord's architect's certification shall be conclusive evidence of the Landlord Delivery Date, and the contents of such punch list, if any.

         If Landlord shall not be selected by Tenant to have Landlord's Contractor construct Tenant Work, then anything contained herein or in the Lease to the contrary notwithstanding, it shall be Tenant's obligation to secure all required certificates of occupancy in regard to the Premises, and Tenant shall indemnify, defend and save and hold harmless Landlord of, from and against any and all losses, costs, expenses (including, without limitation, reasonable attorneys' fees and costs) fines, penalties and other liabilities incurred by Landlord as a result of Tenant's failure so to do. Any additional item of work within the definition of Landlord's Work and required as a condition of the issuance of such certificate(s) of occupancy shall be performed by Landlord at Landlord's expense. Any and all other work required as a condition of such issuance shall be performed by Tenant at Tenant's expense. Delivery of possession of the Premises by Landlord to Tenant for the performance of Tenant Work notwithstanding, Landlord shall have continuous access to the Premises during the course of Tenant Work in order for Landlord to make improvements to the Building and to complete the build out of other spaces in the Building, so long as Landlord's entry thereon shall not unreasonably interfere with the prosecution of Tenant's construction work therein.

         Landlord shall endeavor to provide Tenant with written notice at least ten (10) days prior to the anticipated Landlord Delivery Date or the Substantial Completion Date of Landlord's Work and Tenant Work (if Landlord shall be selected by Tenant to have Landlord's Contractor construct Tenant Work). If Landlord's Contractor shall be constructing Tenant Work, then Landlord shall, subject to the conditions hereafter enumerated, allow Tenant, its authorized agents, employees and contractors, reasonable access to the Premises for the purpose of taking measurements and for the installation of certain Tenant improvements such as telephones, systems furniture and fixtures, all subject to adherence to Landlord's construction requirements. In addition, Landlord shall provide Tenant with written notice at the appropriate point during construction of Landlord's Work (as reasonably determined by Landlord) to permit Tenant access to the first floor plenum and the Premises for installation and servicing of voice and data communications wiring and equipment. Any entry by Tenant, its agents, employees or contractors prior to the Substantial Completion Date of Landlord's Work or Tenant Work, or the Landlord Delivery Date, as applicable, shall be at Tenant's own risk, expense and responsibility, and shall be subject to all of the requirements set forth elsewhere in this Work Letter, in the Lease, and in the exhibits attached thereto, and to each and all of the provisions which follow below. If Tenant's contractor shall be constructing Tenant Work, then anything in this Work Letter or in the Lease contained to the contrary notwithstanding, Tenant should not expect access to the Premises for the performance of Tenant Work, or otherwise, prior to the Landlord Delivery Date, unless Landlord shall determine to grant such access upon Tenant's request therefor, which request may be granted or withheld by Landlord in Landlord's sole and absolute discretion. If Landlord shall agree to grant such access prior to the Landlord Delivery Date, then without limitation of such other conditions as Landlord may specify, Tenant's access shall also be subject to each and all of the following conditions as well:

             (i) Tenant shall have obtained Landlord's prior written approval of Tenant Plans, or if Tenant shall desire to enter the Premises before the Substantial Completion Date or the Landlord Delivery Date, Tenant shall have obtained Landlord's prior written approval for the specific work it proposes to perform, and shall furnish Landlord with reasonably detailed plans and specifications therefor. All such work shall be promptly commenced and thereafter prosecuted with due diligence. No such work shall be performed in such manner or at such times as to cause any delay in connection with any work being done by any of Landlord's contractors or subcontractors in the Premises or in the Building generally; Landlord agreeing to notify Tenant of any such delay promptly after Landlord learns of the same, and any such delay being deemed to be a Tenant Delay hereunder. Prior to commencing any construction, renovations, alterations, or any other work in the Premises, Tenant shall cause its general contractor and all subcontractors to execute and file in the Prothonotary's Office for Bucks County, Pennsylvania a waiver of the right to file mechanics' liens against the Premises and the Project in a form approved by Landlord.

Tenant shall indemnify, defend and save and hold harmless Landlord of, from and against any and all loss, cost, expense (including, without limitation, reasonable attorneys' fees and costs), damage or liability which are incurred by or assessed or asserted against Landlord as a result of Tenant's failure to obtain such approval.

             (ii) All Tenant Work performed by Tenant pursuant to this Work Letter shall be performed by contractors and subcontractors approved by Landlord and shall, except as hereinafter expressly provided, be completed at Tenant's sole cost and expense. Each and all contractors shall comply with the requirements of the Lease and this Work Letter. In performing Tenant Work, Tenant shall comply with the following requirements:

         (a) In addition to, and not in lieu of the other policies of insurance required by this Lease, at all times between the start and completion of Tenant Work (such period is herein referred to as "Tenant's Construction Period"), before any work is commenced or Tenant's contractors' materials or equipment are moved into the Building or onto any part of the Project, Tenant shall deliver to Landlord an original certificate of insurance evidencing Tenant's "All Risk" Builder's Risk Insurance in the standard form for the Commonwealth of Pennsylvania, and Tenant's general contractor and all subcontractors shall deliver to Landlord certificates evidencing the following types of insurance coverage in the following minimum amounts:

             (i) Worker's compensation coverage as required by law and employers liability coverage, including without limitation bodily injury caused by disease with a limit of $250,000.00 per employee;

             (ii) Comprehensive general liability policy to include, without limitation, completed operations, property damage, independent contractor's and personal injury coverage with limits in an amount of not less than $5,000,000.00 Combined Single Limit for Tenant's general contractor, and not less than $2,000,000.00 Combined Single Limit (or such other limit as Landlord or its lender shall reasonably specify) for all subcontractors; and

             (iii) Automobile liability coverage, with bodily injury limits of at least $1,000,000.00 per accident.

         (b) Unless the Lease is terminated pursuant to the provisions otherwise set forth therein, repair and/or reconstruction of all or any portion of Tenant Work damaged or destroyed by any casualty occurring during Tenant's Construction Period shall be commenced by Tenant as soon as possible after such casualty; provided that if all or any portion of Landlord's Work is also damaged or destroyed by such casualty, Landlord shall, subject to the provisions of Section 18 of the Lease, diligently repair or reconstruct Landlord's Work and thereafter notify Tenant when repairs or reconstruction of Landlord's Work is substantially completed and, within fifteen (15) days after receipt of such notice, Tenant shall diligently pursue such repair and/or reconstruction to completion.

         (c) Tenant shall obtain and pay for all necessary permits and shall pay all other fees required by public authorities or utility companies with respect to Tenant Work. All work shall be performed in conformity with (i) the final approved Tenant Plans, (ii) all applicable codes and regulations of governmental authorities having jurisdiction over the Building and the Premises, and (iii) valid building permits and other authorizations from appropriate governmental agencies, when required, which shall have been obtained at Tenant's sole expense. Any work not acceptable to the appropriate governmental agencies shall be promptly corrected or replaced at Tenant's expense.

         (d) Tenant shall maintain the Premises and the common areas of the Building and the Project in a clean, safe and orderly condition during construction, and shall regularly remove from the Premises and the Project all debris created by or resulting from such construction, and repair any damage caused by Tenant or Tenant's contractors, servants, agents or employees. Tenant shall promptly remove all unused construction materials, equipment shipping containers, packaging, debris and waste from the Building and the Project. Tenant shall contain all construction materials, equipment, fixtures, shipping containers and debris within the Premises. Public corridors, service corridors, elevator lobbies, the main Building lobby, all parking areas and the exterior of the Building and the Project shall at all times be clear of Tenant's (and its contractor's) equipment, materials, refuse and debris.

         (e) To the end there shall be no labor disputes which would interfere with any other construction occurring within the Building or in the operation thereof, or any part thereof including, but not limited to, the Premises, Tenant agrees to engage the services of only such contractors or subcontractors as will work in harmony and without causing any labor dispute with each other, with Landlord's employees, contractors and subcontractors of all others working in or upon the Building or the Project or any part thereof, and Tenant shall require its contractors and subcontractors to employ only such labor as will work in harmony and without causing any labor disputes with each other, with Landlord's employees, contractors and subcontractors and with the employees, contractors and subcontractors and with all others working in or upon the Building or the Project or any part thereof. Furthermore, only those contractors and subcontractors as have been duly licensed by the authority having jurisdiction over the appropriate profession and which have been approved in writing by Landlord may perform any portion of Tenant Work for Tenant in or upon the Premises. Landlord reserves the right at all times to remove or, at Landlord's option, to require upon demand that Tenant remove from the worksite any contractors or subcontractors who are disruptive to the worksite or who otherwise fail to continuously observe the terms and conditions herein enumerated.

         (f) At any time and from time to time during the performance of Tenant Work, Landlord, Landlord's architect and/or Landlord's contractor may enter upon the Premises and inspect the work being performed by Tenant. Tenant Work shall be performed by Tenant in a first-class and workmanlike manner, with the Premises constructed in accordance applicable codes and Landlord-approved Tenant Plans, and shall incorporate only new materials and be in good and usable condition at the date of completion.

         (g) Tenant Work shall be coordinated by Tenant with all work being performed or to be performed by Landlord, including, without limitation, Landlord's Work, to the end that Tenant's prosecution of Tenant Work shall not in any manner interfere with the operation of the Building or interfere with or delay the completion of any other construction within the Building.

         (h) Except with regard to the "staging area," if any, as may be identified by Landlord, neither Tenant nor its contractors or subcontractors may use any space within the Building or the Project (except the Premises) for storage, handling, and moving of materials and equipment, and if Tenant or such contractors and/or subcontractor shall use any space in the Building or the Project (except the Premises) for any of the aforesaid purposes without obtaining Landlord's prior written approval thereof, Landlord shall have the right to terminate such use and remove all of Tenant's and such contractor's or subcontractor's material, equipment and other property from such space without Landlord being liable to Tenant and/or such contractors or subcontractors and the cost of such termination and/or removal shall be paid by Tenant to Landlord. It shall be Tenant's responsibility to cause each contractor and subcontractor to maintain continuous protection of adjacent property and improvements against damage by reason of Tenant Work. If Landlord shall provide Tenant with any exterior staging area, Tenant shall provide a secure chain link fence, at appropriate height, surrounding the staging area and shall also provide appropriate lighting for the staging area. Tenant shall, at Tenant's sole cost and expense, repair any damage to the Building or the Project caused by Tenant's establishment and use of the "staging area" and fencing of the premises, including, but not limited to, repair of any damage to the parking areas caused by the installation of fence(s) and the use of a construction dumpster.

             (i) Tenant shall promptly pay all contractors and materialmen so as to minimize the possibility of a lien or claim of lien being filed with respect to the Premises, the Building or the Project, and should any such lien be made or filed, Tenant shall cause the same to be discharged by bond or otherwise within ten (10) days (or within such shorter period as may be specified by Landlord's lender) after written demand by Landlord. If Tenant shall fail to cause such lien or claim of lien to be bonded against or to be discharged within the period aforesaid, then in addition to any other right or remedy which Landlord may have under the Lease, at law or in equity, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien or claim of lien by deposit or by bonding proceedings and, in any such event, Landlord shall be entitled, if Landlord so elects to compel the prosecution of any action for the foreclosure of such lien or claim of lien by the lienor with interest, costs and expenses. Any amounts so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith or in connection with insuring the title to the Project or any interest herein free of such lien or claim of lien, from the respective dates of Landlord's making of the payment and incurring of the cost and expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand, and shall accrue interest thereon at the Default Rate from the date incurred by Landlord until the date paid in full by Tenant.

             (ii) Nothing in this Work Letter shall be construed as in any way constituting a consent or request by Landlord, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration, or repair of or to the Premises or to any buildings or improvements thereon, or to any part thereof. Notwithstanding anything in this Work Letter, or in any other writing signed by Landlord to the contrary, neither this Work Letter nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord.

             (iii) If Tenant shall construct Tenant Work as provided herein, then the Tenant Allowance referenced in the Lease shall, the provisions of
Section 4(a) of the Lease notwithstanding, be paid and disbursed as follows.

         (a) Each draw request for the Tenant Allowance (each, a "Draw Request") shall include Tenant's and Tenant's Architect's certification that the Tenant Work covered thereby has been satisfactorily completed, shall be substantiated by invoices for such work and such other materials and supporting documentation as Landlord's lender shall reasonably specify, and shall be subject to such lender's reasonable approval. Within thirty (30) days next following Landlord's and its lender's receipt and approval of the final Draw Request (or within such other period as Landlord's lender shall specify), Landlord shall make payment to the Tenant's general contractor or as otherwise directed by Tenant, subject as hereinafter provided.

         (b) Each Draw Request covering construction work shall be accompanied by the AIA Application and Certificate for Payment (AIA Documents G702 and
G703), certified by Tenant's Architect, and covering only such work as is actually installed in the Premises. All certificates for payment shall include full releases of lien.

         (c) Landlord shall not disburse the final draw of the Tenant Allowance until Landlord has received a final Draw Request accompanied by final lien waivers and/or other evidence reasonably satisfactory to Landlord and Landlord's lender that all contractors, workers, material and service suppliers and all other persons having claims against Tenant for payment of work done or material or services supplied in connection with the Tenant Work have been paid in full, Landlord shall have received a final, sealed set of as-built plans for the Premises from Tenant's Architect, final certificates of occupancy has been issued by all relevant state and local authority(ies) and project manuals, including all equipment warranties and guarantee, vendor listings with emergency contacts and specification sheets for all major appliances.

         (d) All costs associated with Tenant Work in excess of the Tenant Allowance shall be paid by Tenant within ten (10) days of receipt by Tenant of invoices therefor. Any amounts not paid by Tenant within ten (10) days next following invoicing shall accrue interest at the Default Rate (or at such higher lawful rate of interest as may be specified in such invoice(s)) from the date due until the date paid in full by Tenant.

         G. Tenant Delay. Notwithstanding any provision herein or in the Lease to the contrary, the Landlord Delivery Date for Landlord's Work and the Substantial Completion Date for Landlord's Work and Tenant Work shall in no event be delayed or extended by any "Tenant Delay" or Change Order Delay, and each such date (as applicable) shall be deemed to have occurred on the day that each such date (as applicable) would have occurred but for any intervening Tenant Delay or Change Order Delay. Without limitation of the facts or circumstances also agreed by the parties herein or in the Lease to constitute "Tenant Delay," "Tenant Delay" shall also mean and include but not be limited to delays resulting from changes, revisions or supplements to the scope of Landlord's Work or Tenant Work requested by Tenant; Tenant's failure to provide information, materials, documents, plans or specifications, or to furnish Tenant's cooperation as required by Landlord in connection with Landlord's Work or Tenant Work within the required time periods, including Tenant's initial submission of Tenant Plans; delays in the preparation, finalization or approval of the Tenant Plans caused by Tenant or its architect, contractors, authorized representative, agents or employees; delays caused by modifications, revisions or changes to Tenant Plans caused or required by Tenant or its architect, contractors, authorized representative, agents or employees, or by any state or municipal authority (including, without limitation, modifications, revisions or changes required to Tenant Plans or Landlord's Plans upon presentation of Tenant Plans (or revisions thereto) for permitting; delays in the delivery or installation of any special, long-lead or non-standard items specified by Tenant; or delays caused by delivery, installation or completion of any Tenant finish work performed by Tenant's contractors; or any other delay caused by Tenant or its architect, contractors, representatives, agents or employees. Notwithstanding anything in this Section G to the contrary, with regard to those Tenant Delays which, pursuant to the express provisions of this Work Letter, shall not be assessed or be deemed to have occurred in the absence of Landlord's notice, Landlord agrees to furnish such notice as soon as reasonably practicable after Landlord shall have actual knowledge of the facts or circumstances giving rise thereto; the parties agreeing that such notice may be delivered telephonically or by facsimile transmission to Tenant's representative. In the event any Tenant Delay or Change Order Delay shall occur, substantial completion of the Landlord's Work and Tenant Work shall be deemed to have occurred on the date on which substantial completion thereof would have occurred, but for the Tenant Delays and Change Order Delays.